401(k) Profit Sharing
                            Prototype Plan and Trust




                                      o o o


                                  Prepared By:

                              Krauss and Pasternack


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           2603 East College Avenue, State College, Pennsylvania 16801
                    Phone: (814) 235-2350 Fax: (814) 235-2356



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THIS  PLAN AND TRUST IS A LEGAL  DOCUMENT  AND AN  EMPLOYER  SHOULD  SEEK  LEGAL
COUNSEL BEFORE ADOPTING THIS, OR ANY SUCH DOCUMENT.
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                                TABLE OF CONTENTS
                                       FOR
                              KRAUSS AND PASTERNACK
                 401(k) PROFIT SHARING PROTOTYPE PLAN AND TRUST



ARTICLE I DEFINITIONS                                                         01


ARTICLE II          TOP HEAVY PROVISIONS AND ADMINISTRATION                   15

          2.1       TOP HEAVY PLAN REQUIREMENTS
          2.2       DETERMINATION OF TOP HEAVY STATUS
          2.3       POWERS AND RESPONSIBILITIES OF THE EMPLOYER
          2.4       DESIGNATION OF ADMINISTRATIVE AUTHORITY
          2.5       ALLOCATION AND DELEGATION OF RESPONSIBILITIES
          2.6       POWERS AND DUTIES OF THE ADMINISTRATOR
          2.7       RECORDS AND REPORTS
          2.8       APPOINTMENT OF ADVISERS
          2.9       INFORMATION FROM EMPLOYER
          2.10      PAYMENT OF EXPENSES
          2.11      MAJORITY ACTIONS
          2.12      CLAIMS PROCEDURE
          2.13      CLAIMS REVIEW PROCEDURE


ARTICLE III         ELIGIBILITY                                               23

          3.1       CONDITIONS OF ELIGIBILITY
          3.2       EFFECTIVE DATE OF PARTICIPATION
          3.3       DETERMINATION OF ELIGIBILITY
          3.4       TERMINATION OF ELIGIBILITY
          3.5       OMISSION OF ELIGIBLE EMPLOYEE
          3.6       INCLUSION OF INELIGIBLE EMPLOYEE


ARTICLE IV          CONTRIBUTION AND ALLOCATION                               25

          4.1       FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION
          4.2       PARTICIPANT'S SALARY REDUCTION ELECTION
          4.3       TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION
          4.4       ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS
          4.5       ACTUAL DEFERRAL PERCENTAGE TESTS
          4.6       ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS
          4.7       ACTUAL CONTRIBUTION PERCENTAGE TESTS
          4.8       ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS


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          4.9       MAXIMUM ANNUAL ADDITIONS
          4.10      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS
          4.11      TRANSFERS FROM QUALIFIED PLANS
          4.12      VOLUNTARY CONTRIBUTIONS
          4.13      DIRECTED INVESTMENT ACCOUNT
          4.14      QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS
          4.15      INTEGRATION IN MORE THAN ONE PLAN


ARTICLE V           VALUATIONS                                                59

          5.1       VALUATION OF THE TRUST FUND
          5.2       METHOD OF VALUATION


ARTICLE VI          DETERMINATION AND DISTRIBUTION OF BENEFITS                60

          6.1       DETERMINATION OF BENEFITS UPON RETIREMENT
          6.2       DETERMINATION OF BENEFITS UPON DEATH
          6.3       DETERMINATION OF BENEFITS IN EVENT OF DISABILITY
          6.4       DETERMINATION OF BENEFITS UPON TERMINATION
          6.5       DISTRIBUTION OF BENEFITS
          6.6       DISTRIBUTION OF BENEFITS UPON DEATH
          6.7       TIME OF SEGREGATION OR DISTRIBUTION
          6.8       DISTRIBUTION FOR MINOR BENEFICIARY
          6.9       LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN
          6.10      PRE-RETIREMENT DISTRIBUTION
          6.11      ADVANCE DISTRIBUTION FOR HARDSHIP WITHDRAWAL
          6.12      LIMITATIONS ON BENEFITS AND DISTRIBUTIONS
          6.13      SPECIAL RULE FOR NON-ANNUITY PLANS


ARTICLE VII         TRUSTEE                                                   76

          7.1       BASIC RESPONSIBILITIES OF THE TRUSTEE
          7.2       INVESTMENT POWERS AND DUTIES OF THE TRUSTEE
          7.3       OTHER POWERS OF THE TRUSTEE
          7.4       LOANS TO PARTICIPANTS
          7.5       DUTIES OF THE TRUSTEE REGARDING PAYMENTS
          7.6       TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES
          7.7       ANNUAL REPORT OF THE TRUSTEE
          7.8       AUDIT
          7.9       RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE
          7.10      TRANSFER OF INTEREST
          7.11      TRUSTEE INDEMNIFICATION
          7.12      EMPLOYER SECURITIES AND REAL PROPERTY
          7.13      LIMITATIONS ON TRUSTEE ACTION

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ARTICLE VIII        AMENDMENT, TERMINATION AND MERGERS                        85

          8.1       AMENDMENT
          8.2       TERMINATION
          8.3       MERGER OR CONSOLIDATION


ARTICLE IX          MISCELLANEOUS                                             87

          9.1       EMPLOYER ADOPTIONS
          9.2       PARTICIPANT'S RIGHTS
          9.3       ALIENATION
          9.4       CONSTRUCTION OF PLAN
          9.5       GENDER AND NUMBER
          9.6       LEGAL ACTION
          9.7       PROHIBITION AGAINST DIVERSION OF FUNDS
          9.8       BONDING
          9.9       INSURER'S PROTECTIVE CLAUSE
          9.10      RECEIPT AND RELEASE FOR PAYMENTS
          9.11      ACTION BY THE EMPLOYER
          9.12      NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES
          9.13      HEADINGS
          9.14      APPROVAL BY INTERNAL REVENUE SERVICE
          9.15      UNIFORMITY
          9.16      SPECIAL PROVISIONS FOR TAFT-HARTLEY PLAN


ARTICLE X           PARTICIPATING EMPLOYERS                                   91

          10.1      ELECTION TO BECOME A PARTICIPATING EMPLOYER
          10.2      REQUIREMENTS OF PARTICIPATING EMPLOYERS
          10.3      DESIGNATION OF AGENT
          10.4      EMPLOYEE TRANSFERS
          10.5      PARTICIPATING EMPLOYER'S CONTRIBUTION AND FORFEITURES
          10.6      AMENDMENT
          10.7      DISCONTINUANCE OF PARTICIPATION
          10.8      ADMINISTRATOR'S AUTHORITY
          10.9      PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE


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                                    ARTICLE I
                                   DEFINITIONS
                                   -----------


         As used in this Plan, the following words and phrases shall have the meanings set forth, unless a different meaning is clearly required by the context:

1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2 "Administrator" means the person(s) or entity designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

1.3 "Adoption Agreement" means the separate Agreement which is executed by the Employer and accepted by the Trustee which sets forth the elective provisions of this Plan and Trust as specified by the Employer.

1.4 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code
     Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code
     Section 414(o).

1.5 "Aggregate Account" means with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.

1.6 "Anniversary Date" means the anniversary date specified in C2 of the Adoption Agreement.

1.7 "Beneficiary" means the person to whom a share of a deceased Participant's interest in the Plan is payable, subject to the restrictions of Sections
     6.2 and 6.6.

1.8 "Code" means the Internal Revenue Code of 1986, as amended or replaced periodically.

1.9 "Collectibles" means an amount equal to the cost of an account of any one of the following collectibles: any work of art, any rug or antique, any metal or gem, any stamp or coin, any alcoholic beverage, or any other tangible personal property specified by the Secretary of the Treasury, pursuant to Section 408(m) of the Code, except that it shall not include "American Eagles" or other gold, silver or platinum coins minted by the United States government which constitute legal tender within the United States or any gold, silver, platinum, or palladium bullion of a fineness equal to or exceeding the minimum fineness that a contract market (as described in section 7 of the Commodity Exchange Act, 7 U.S.C. 7) requires for metals which may be delivered in satisfaction of a regulated futures contract, if such bullion is in the physical possession of a trustee described under Section 408(a) of the Code.

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1.10 "Compensation"  with respect to any  Participant  means such  Participant's compensation as specified by the Employer in F1-6 of the Adoption Agreement
     that  is  paid  during  the  applicable   period.   Compensation   for  any
     Self-Employed Individual shall be equal to his Earned Income.

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA 1993 annual compensation limit. The OBRA 1993 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Code Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve
     (12) months, over which Compensation is determined (the "determination period") beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA 1993 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA 1993 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA 1993 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the Plan Year beginning on or after January 1, 1994, the OBRA 1993 annual contribution limit is $150,000.

1.11 "Contract" or "Policy" means any life insurance policy, retirement income policy, or annuity contract (group or individual) issued by the Insurer. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased, the Plan provisions shall control.

1.12 "Deferred Compensation" means that portion of a Participant's total Compensation that such Participant has elected to defer for a Plan Year pursuant to Section 4.2.

1.13 "Early Retirement Date" means the date specified in J3 of the Adoption Agreement on which a Participant or Former Participant has satisfied the age and service requirements specified in the Adoption Agreement (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

          A Participant who terminates employment after satisfying the service service requirement for Early Retirement and who reaches Early Retirement Age, as elected in the Adoption Agreement, shall be entitled to receive his benefits under this Plan.

1.14 "Earned Income" means with respect to a Self-Employed Individual, as defined in Code Section 401(c)(2), the earnings from Self-Employment in the trade or business to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Code Section 404. In addition, for

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     Plan Years  beginning  after  December  31,  1989,  net  earnings  shall be determined after  reflecting the deduction  allowed to the Employer by Code
     Section 164(f) [relating to the deduction allowed for one-half (11/2) of taxes under the Self-Employment Contributions Act].

1.15 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election pursuant to
     Section 4.2. In addition, if selected in H2 of the Adoption Agreement, the Employer's matching contribution made pursuant to Section 4.1(b) shall be considered an Elective Contribution for purposes of the Plan. Elective Contributions shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

1.16 "Eligible Employee" means any Employee specified in D1 of the Adoption Agreement.

1.17 "Employee" means any person who is employed by the Employer, but excludes any person who is employed as an independent contractor. The term Employee shall also include Leased Employees as provided in Code Section 414(n) or
     (o). If any Employee shall be improperly excluded as an independent contractor, then he shall be included as an Employee for all periods
     (retroactively if necessary) that he was improperly excluded as an independent contractor.

          All Employees of all entities which are an Affiliated Employer will be treated as employed by a single employer.

1.18 "Employer" means the entity specified in the Adoption Agreement, any Participating Employer (as defined in Section 10.1) which shall adopt this Plan, any successor which shall maintain this Plan and any predecessor which has maintained this Plan.

1.19 "Excess Compensation" means a Participant's Compensation which is in excess of the amount set forth in the Adoption Agreement, with respect to a Plan that is integrated with Social Security.

1.20 "Excess Contributions" means the excess of Elective Contributions and Qualified Non-Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of contributions permitted under Section 4.5(a).

1.21 "Excess Deferred Compensation" means the excess of the aggregate amount of the Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of the Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g).

1.22 "Family Member" means the Participant's spouse, and Participant's lineal descendants and ascendants and their spouses, all as described in Code
     Section 414(q)(6)(B).

1.23 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets,
     (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer, and the Administrator.

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1.24 "Fiscal  Year" means the  Employer's  accounting  year as  specified in the
     Adoption Agreement.

1.25 "Forfeiture" means a portion of a Participant's Account that is not Vested, and occurs on the earlier of:

     (a) the distribution of the entire Vested portion of a Participant's Account, or

     (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive One Year Breaks in Service.

          Furthermore, for purposes of paragraph (a) above, in the case of a of a Terminated Participant whose Vested benefit is zero (0), such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.26 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.27 "414(s) Compensation" with respect to any Employee means his Compensation as defined in Section 1.10. The amount of "414(s) Compensation" with respect to any Employee shall include "414(s) compensation during the entire twelve (12) month period ending on the last day of such Plan Year, except that for Plan Years beginning prior to the latter of January 1, 1992, or the date that is sixty (60) days after the date final Regulations are issued, "414(s) Compensation" shall only be recognized as of an Employee's effective date of participation.

          In addition, if specified in the Adoption Agreement, "414(s) Compensation" shall also include compensation which is not currently included in the Participant's gross income by reason of the application of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), or 403(b), plus
     Elective Contributions attributable to Deferred Compensation recharacterized as voluntary Employee contributions pursuant to 4.6(a).

1.28 "415 Compensation" means compensation as defined in Section 4.9(f)(2).

1.29 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder and, for Plan Years beginning prior to January 1, 1997, generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

     (a)  Employees  who  at  any  time  during  the  "determination   year"  or
          "look-back year" were "five percent owners" as defined in Section 1.36(c).

     (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

     (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

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     (d)  Employees  who  during  the  "look-back  year"  were  officers  of the
          Employer  (as  that  term  is  defined   within  the  meaning  of  the
          Regulations under Code Section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than fifty percent (50%) of the Code Section 415(b)(1)(A) limited to the lesser of (i) fifty (50) employees; or (ii) the greater of three (3) employees or ten percent (10%) of all employees. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of fifty percent (50%) of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

     (e) Employees who are in the group consisting of the one-hundred (100) Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year".

          The "determination year" shall be the Plan Year for which testing testing is being performed, and the "look-back year" shall be the immediately preceding twelve (12) month period. However, if the Plan Year is not a calendar year, or if another Plan of the Employer so provides, then the "look-back year" shall be the calendar year ending within the Plan Year for which testing is being performed, and the "determination year" shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). With respect to this election, it shall be applied on a uniform and consistent basis to all plans, entities, and arrangements of the Employer.

          For purposes of this section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) and, in the case of
     Employer  contributions made pursuant to a salary reduction agreement (Code
     Section 403(b)).

          Additionally, the dollar amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who receive no earned income (within the meaning of Code Section 911(d)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. In addition, Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

          Plan Years beginning after December 31, 1996, except that, in determining whether an employee is a highly compensated employee in 1997, the amendments in this subsection are treated as having been in effect in 1996.

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          The term "Highly  Compensated  Employee"  includes Highly  Compensated
     Active  Employees  and  Highly  Compensated  Former  Employees.   A  Highly
     Compensated Active Employee means any Employee who

     (a) was a five percent (5%) owner (as defined in Section 416(i)(1) of the Code) of the employer at any time during the current or the preceding year, or

     (b)  for the preceding year

          (i) had compensation form the employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996), and

          (ii) if the employer elects the application of this clause for such preceding year, was in the Top-Paid Group of Employees for such preceding year.

                           For this purpose, an Employee is in the Top-Paid Group of Employees for any year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such year.

           The Determination of who is a Highly compensated Employee, including the determinations of the number and identity of employees in the top-paid group, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

           For Plan Years beginning after December 31, 1997, for purposes of of this subsection, the term "Compensation" means compensation within the meaning of Section 415(c)(3) of the Code.

           The applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

           A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with section 1.414 (q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.

           In determining whether an employee is a highly compensated employee for years beginning in 1997, the amendments to section 414(q) stated above are treated as having been in effect for years beginning in 1996.

1.30 "Highly Compensated Former Employees" A Former Employee shall be treated as a Highly Compensated Employee if:

     (a) such Employee was a Highly Compensated Employee when such Employee separated from service, or

     (b) such Employee was a Highly Compensated Employee at any time after attaining age 55.

1.31 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

1.32 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for reasons other than performance of duties (such as vacation, holidays, sickness, duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under
     (3).

          Notwithstanding the above, (i) no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          For purposes of this section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a One-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

          Hours of Service will be credited for employment with all Affiliated Employers and for any individual considered to be a Leased Employee pursuant to Code Sections 414(n) or 414(o) and the Regulations thereunder.

          Hours of Service will be determined on the basis of the method selected in the Adoption Agreement.

1.33 "Insurer" means any legal reserve insurance company which shall issue one or more policies under the Plan.

1.34 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.35 "Joint and Survivor Annuity" means an annuity for the life of a Participant with a survivor annuity for the life of the Participant's spouse which is not less than one-half (1/2), or greater than the amount of the annuity payable during the joint lives of the Participant and the Participant's

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     spouse.  The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's Vested interest in the Plan.

1.36 "Key Employee" for Plan Years beginning before January 1, 2002 means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "date of determination" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

     (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

     (b) one of the ten (10) Employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent (0.5%) interest and the largest interests in the Employer.

     (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code
          Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of any unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

     (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
          (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

          For   purposes   of   this  section,  the  determination  of "415
     Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) and in the case of
     Employer contributions made pursuant to a salary reduction agreement,  Code
     Section 403(b).

          For Plan Years beginning before after December 31,2001 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee is considered a Key Employee if he, at any time during the Plan Year, has been included in one of the following categories:

     (a) an officer of the Employer having an annual compensation greater than $130,000,

     (b)  a 5-percent owner of the Employer, or

     (c) a 1-percent owner of the Employer having an annual compensation from the Employer of more than $150,000.

          For purposes of clause (a), no more than 50 employees (or, if lesser, the greater of 3 or 10 percent of the employees) shall be treated as officers. In case of plan years beginning after December 31, 2002, the $130,000 amount in clause (a) shall be adjusted at the same time and in the same manner as under section 415(d), except that the base period shall be the calendar quarter beginning July 1, 2001, and any increase under this sentence which is not a multiple of $5,000 shall be rounded to the next lower multiple of $5,000. Such term shall not include any officer or employee of an entity referred to in section 414(d) (relating to governmental plans). For purposes of determining the number of officers taken into account under clause (a), employees described in section 414(q)(5) shall be excluded.

          For purposes of this subsection percentage owners shall be defined as follows:

     (a)  5-percent Owner means

          (i) if the employer is a corporation, any person who owns (or is considered as owning within the meaning of section 318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation, or

          (ii) if the employer is not a corporation, any person who owns more than 5 percent of the capital or profits interest in the employer.

     (b) 1-percent Owner means any person who would be described in clause (a) above if 1 percent were substituted for 5 percent each place it appears in clause (a).

1.37 "Late Retirement Date" means the date of, or the first day of the month or the Anniversary Date coinciding with or next following, whichever corresponds to the election made for the Normal Retirement Date, a Participant's actual retirement after having reached his Normal Retirement Date.

1.38 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one (1) year, and such services are under the primary direction or control of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization

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     which are  attributable  to services  performed for the recipient  employer shall be treated as provided by the recipient employer.

          A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

1.39 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan and any other qualified plan.

1.40 "Non-Elective Contributions" means the Employer's contributions to the Plan other than those made pursuant to the Participant's deferral election made pursuant to Section 4.2 and any Qualified Non-Elective Contribution. In addition, if selected in H2 of the Adoption Agreement, the Employer's Matching Contribution made pursuant to Section 4.1(b) shall be considered a Non-Elective Contribution for purposes of the Plan.

1.41 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

1.42 "Non-Key   Employee"  means  any  Employee  or  Former  Employee  (and  his
     Beneficiaries) who is not a Key Employee.

1.43 "Normal Retirement Age" means the age specified in the Adoption Agreement at which time a Participant shall become fully Vested in his Participant's Account.

1.44 "Normal Retirement Date" means the date specified in the Adoption Agreement at which time a Participant shall become eligible to have his benefits distributed to him.

1.45 "One-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a One-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

          "Authorized Leave of Absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

          A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service credited for a "maternity or paternity leave of absence" shall not exceed five-hundred and one (501).

1.46 "Owner-Employee" means a sole proprietor who owns the entire interest in the Employer or a partner who owns more than ten percent (10%) of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.

1.47 "Participant" means any Eligible Employee who participates in the Plan as provided in Section 3.2 and has not for any reason become ineligible to participate further in the Plan.

1.48 "Participant's Account" means the accounts established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from the Employer's Non-Elective Contributions. A separate accounting shall be maintained for matching contributions if they are deemed to be Non-Elective Contributions.

1.49 "Participant's  Combined  Account" means the total aggregate amount of each
     Participant's    Elective   Account,    Qualified   Non-Elective   Account,
     Participant's Account and Participant's Rollover Account (if applicable).

1.50 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions made pursuant to Section 4.2, Employer matching contributions if they are deemed to be Elective Contributions, and any Qualified Non-Elective Contributions.

1.51 "Participant's Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.11.

1.52 "Plan" means this instrument including all amendments thereto, and the Adoption Agreement as adopted by the Employer.

1.53 "Plan Year" means the Plan's accounting year as specified in C2 of the Adoption Agreement.

1.54 "Pre-Retirement Survivor Annuity" means an immediate annuity for the life of the Participant's spouse, the payments under which must be equal to the actuarial equivalent of fifty percent (50%) of the Participant's Vested interest in the Plan as of the date of death.

1.55 "Qualified Non-Elective Account" means the Employer's contributions to the Plan that are made pursuant to Section 4.1(d), Section 4.6(c) and Code
     Section 1.1401(k)-1(b)(5) which are used to satisfy the "Actual Deferral Percentage" tests. Qualified Non-Elective Contributions are nonforfeitable when made and are distributable only as specified in Sections 4.2(c) and
     6.11. In

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     addition,  the Employer's  contributions to the Plan that are made pursuant to Section 4.8(i) and comply with Code Section 1.401(k)-1(b)(5) which are used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions.

1.56 "Qualified Voluntary Employee Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from the Participant's tax deductible qualified voluntary employee contributions made pursuant to Section 4.14.

1.57 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended periodically.

1.58 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.59 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (in accordance with Section 6.1 hereof).

1.60 "Self-Employed Individual" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

1.61 "Shareholder-Employee" means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code Section.

1.62 "Short Plan Year" means, if specified in the Adoption Agreement, that the Plan Year shall be less than a twelve (12) month period. If chosen, the following rules shall apply in the administration of this Plan. In determining whether an Employee has completed a Year of Service for benefit accrual purposes in the Short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of days in the Short Plan Year. The determination of whether an Employee has completed a Year of Service for vesting and eligibility purposes shall be made in accordance with Department of Labor Regulation 2530.203-2(c). In addition, if the Plan is integrated with Social Security, the integration level shall also be proportionately reduced based on the number of days in the Short Plan Year.

1.63 "Super Top Heavy Plan" means a plan described in Section 2.2(b).

1.64 "Taxable Wage Base" means the maximum amount of earnings which may be considered wages for such year under Code Section 3121(a)(1).

1.65 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.66 "Top Heavy Plan" means a plan described in Section 2.2(a).

1.67 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy Plan.

1.68 "Top Paid Group" shall be determined pursuant to Code Section 414(q) and the Regulations thereunder and generally means the top twenty percent (20%) of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (as determined pursuant to Section 1.28) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees pursuant to Code Section 414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

     (a)  Employees with less than six (6) months of service;

     (b) Employees who normally work less than seventeen and one-half (171/2) hours per week;

     (c)  Employees  who normally  work less than six (6) months  during a year;
          and

     (d)  Employees who have not yet attained age twenty-one (21).

          In addition, if ninety percent (90%) or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

1.69 "Total and Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. However, if the condition constitutes total disability under the federal Social Security Act, the Administrator may rely upon such determination that the Participant is Totally and Permanently Disabled for the purposes of this Plan. The determination shall be applied uniformly to all Participants.

1.70 "Trustee" means the person or entity named in A3 of the Adoption Agreement and any successors trustees.

1.71 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

1.72 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.73 "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.12.

          Amounts recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) shall remain subject to the limitations of Sections 4.2(b) and 4.2(c). Therefore, a separate accounting shall be maintained with respect to that portion of the Voluntary Contribution Account attributable to voluntary Employee contributions made pursuant to Section 4.12.

1.74 "Year of Service" means the computation period of twelve (12) consecutive months during which an Employee has completed at least one-thousand (1,000) Hours of Service.

          For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). The computation period beginning after a One-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The succeeding computation periods shall begin with the first anniversary of the
     Employee's employment commencement date. However, if one (1) Year of Service or less is required as a condition of eligibility, then after the initial eligibility computation period, the eligibility computation period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with one-thousand (1,000) Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two (2) Years of Service for purposes of eligibility to participate.

          For vesting purposes, and all other purposes not specifically addressed in this section, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan unless specifically excluded pursuant to the Adoption Agreement.

          Years of Service and Breaks in Service will be measured on the same computation period.

          Years of Service with any predecessor Employer which maintained this Plan shall be recognized. Years of Service with any other predecessor Employer shall be recognized as specified in the Adoption Agreement.

          Years of Service with any Affiliated Employer shall be recognized to the same extent as if such Years of Service were with the Employer.

                                   ARTICLE II
                     TOP HEAVY PROVISIONS AND ADMINISTRATION
                     ---------------------------------------


2.1  TOP HEAVY PLAN REQUIREMENTS

         The Plan will provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4(f) of the Plan, for any Top Heavy Plan Year.


2.2  DETERMINATION OF TOP HEAVY STATUS

     (a) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

     (b) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

     (c) For purposes of (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

               The accrued benefit of a participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b) (1) (C) of the Code.

     (d) This Plan would be considered a Super Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts which include all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

     (e) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

          (1) his Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

          (2) an adjustment for any contributions due as of the Determination Date. The adjustment will be the amount of any contributions actually made after the valuation date but on or before the Determination Date, except for the first Plan Year when the adjustment will also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first Plan Year;

          (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, the distributions are not included as distributions for top heavy purposes to the extent that the distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Nevertheless, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of the Participant's account balance because of death will be treated as a distribution for the purposes of this paragraph.

          (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions will not be considered to be a part of the Participant's Aggregate Account balance.

               (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it will always consider the rollovers or plan-to-plan transfers as a distribution for the purposes of this section. If this Plan is the plan accepting the rollovers or plan-to-plan transfers, it will not consider the rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 will be considered as part of the Participant's Aggregate Account balance.

               (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it will not be counted as a distribution for purposes of this section. If this Plan is the plan accepting the rollover or plan-to-plan transfer, it will consider the rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which the rollover or plan-to-plan transfer is accepted.

               (7) in determining whether employers are to be treated as the same employer in 2.2(c)(5) and 2.2(c)(6) above, all employers aggregated under Code Section 414(b), (c), (m) and
                    (o) shall be treated as the same employer.

     (f) "Aggregation Group" means a Required Aggregation Group.

               (1) In determining a Required Aggregation Group, each qualified plan of the Employer, including any Simplified Employee Pension Plan, in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years, and each other qualified plan of the Employer which enables any qualified plan in which a Key Employee participants to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated.

                         In  the  case  of a Required  Aggregation  Group,  each
                    plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

               (2) In determining the Permissive Aggregation Group, the Employer may also include any other plan of the Employer, including any Simplified Employee Pension Plan, not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.

                         In the case of a Permissive  Aggregation  Group, only a
                    plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

               (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year will be aggregated in order to determine whether the plans are Top Heavy Plans.

               (4) When aggregating plans, the value of Aggregate Accounts and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

               (5) An Aggregation Group will include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

     (g) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of the Plan Year.

     (h) In a defined benefit plan, the Present Value of Accrued Benefit for a Participant (other than a Key Employee) will be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the Determination Date, (except as provided in Code Section 416 and the Regulations for the first and second Plan Years of a defined benefit plan).

                  However, any such determination must include the present value of accrued benefit attributable to any Plan distributions referred to in Section 2.2(e)(3) above, any Employee contributions referred to in Section 2.2(e)(4) above or any related or unrelated rollovers referred to in Sections 2.2(e)(5) and 2.2(e)(6) above.

     (i) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

          (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

          (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

          exceeds sixty percent (60%) of a similar sum determined for all Participants.

     (j) The Administrator will determine whether this Plan is a Top Heavy Plan on the last day of each Plan Year as specified in the Adoption Agreement. The determination of the top heavy ratio will be in accordance with Code Section 416 and the Regulations.


2.3 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

     (a) The Employer will be empowered to appoint and remove the Trustee and the Administrator periodically as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

     (b) The Employer will establish a "funding policy and method", i.e., it will determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth and stability is a more current need, or will appoint a qualified person to do so. The Employer or its delegate will communicate the needs and goals to the Trustee, who will coordinate the Plan needs with its investment policy. The communication of a "funding policy and method" will not constitute a directive to the Trustee as to investment of the Trust Funds. The "funding policy and method" will be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

     (c) The Employer may appoint an Investment Manager to manage all or a designated portion of the assets of the Plan provided, however that any such appointment shall be subject to the exclusive benefit rule provided by Section 401(a)(2) of the Code. In such an event, the Trustee will follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

     (d) The Employer will periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established . This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer.


2.4  DESIGNATION OF ADMINISTRATIVE AUTHORITY

         The Employer will appoint an Administrator of this Plan. Any entity or person, including, but not limited to, the Employees of the Employer, will be eligible to serve as an Administrator. Any person so appointed will signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his or its written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified, or upon delivery to the Administrator if no date is specified.

         The Employer, upon the resignation or removal of an Administrator, will promptly designate in writing a successor. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.


2.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities amongst themselves, in which event the Administrators will notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter will accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation. In no event shall more than one entity be appointed as Administrator at any one time.

2.6  POWERS AND DUTIES OF THE ADMINISTRATOR

         The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator will administer the Plan in accordance with its terms and will have the power and discretion to interpret the terms of the Plan and determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any determination by the Administrator will be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in the manner and to the extent as will be deemed necessary or advisable to carry out the purpose of the Plan; provided, that any procedure, discretionary act, interpretation or construction will be done in a nondiscriminatory manner based upon uniform principles consistently applied and will be consistent with the intent that the Plan will continue to be deemed a qualified plan under the terms of Code Section 401(a), and will comply with the terms of the Act and all regulations issued. The Administrator will have all powers necessary or appropriate to accomplish his duties under this Plan.

         The Administrator will be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

     (a)     The   discretion  to  determine  all  questions   relating  to  the
             eligibility of Employees to participate or remain a Participant and to receive benefits under the Plan;

     (b) To compute, certify, and direct the Trustee with respect to the amount and the kind of benefits entitled to any Participant;

     (c)     To   authorize   and  direct  the  Trustee   with  respect  to  all
             nondiscretionary or otherwise directed disbursements from the Trust Fund;

     (d) To maintain all necessary records for the administration of the Plan;

     (e) To interpret the provisions of the Plan and to make and publish the rules for regulation of the Plan as is consistent with the terms of this instrument, or any amendment hereto;

     (f) To determine the size and type of any Contract to be purchased from any Insurer, and to designate the Insurer from which the Contract will be purchased;

     (g) To periodically compute and certify to the Employer and the Trustee the sums of money necessary or desirable to be contributed to the Trust Fund;
     (h) To consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

     (i) To prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect Joint and Survivor Annuities and Pre-Retirement Survivor Annuities if required by the Code and Regulations;

     (j) To prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

     (k) To assist any Participant regarding his benefits, elections or rights available under the Plan.

2.7  RECORDS AND REPORTS

         The Administrator will keep a record of all actions taken and will keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and will be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.


2.8  APPOINTMENT OF ADVISERS

         The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee considers necessary or desirable in connection with the administration of this Plan.


2.9  INFORMATION FROM EMPLOYER

         To enable the Administrator to perform his functions, the Employer will supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and the other pertinent facts as the Administrator may require; and the Administrator will advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon the information as is supplied by the Employer and will have no duty or responsibility to verify the information.


2.10 PAYMENT OF EXPENSES

         All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. The expenses will include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other cost of administering the Plan. Until paid, the expenses will constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense. Any administration expense paid to the Trust Fund as a reimbursement will not be considered an Employer contribution.


2.11 MAJORITY ACTIONS

         Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there will be more than one person acting as Administrator, they will act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.


2.12 CLAIMS PROCEDURE

         Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim will be furnished to the claimant within ninety (90) days after the application is filed. In the event the claim is denied, the reasons for the denial will be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan will be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant will be furnished with an explanation of the Plan's claims review procedure.


2.13 CLAMS REVIEW PROCEDURE

         Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 will be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a written request for a hearing. The request, together with a written statement of the reasons why the claimant believes his claim should be allowed, will be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 2.12. The Administrator will then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of his choosing and expense and at which the claimant will have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or his representative will have an opportunity to review all documents in the procession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such an event, a complete written transcript of the proceedings will be furnished to both parties by the court reporter. The full expense of any court reporter and transcripts will be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim will be made by the Administrator within sixty
(60) days of receipt of the appeal  (unless there has been an extension of sixty
(60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty
(60) day period). Said communication will be written in a manner calculated to be understood by the claimant and will include specific reasons for the decision and specific references to the pertinent plan provisions on which the decision is based.

                                   ARTICLE III
                                   ELIGIBILITY
                                   -----------



3.1  CONDITIONS OF ELIGIBILITY

         Any Eligible Employee will be eligible to participate on the date he has satisfied the requirements specified in the Adoption Agreement.

         If so elected in the Adoption Agreement, the Month(s) and Day(s) Service Requirement in D3 of the Adoption Agreement shall be calculated, regardless of the number of Hours of Service, from the date that the Employee performs his first Hour of Service to his "separation from service" date. For this purpose a "separation from service" shall mean the date that an Employee severs his service by reason of quit, discharge or retirement and the first anniversary date of a severance from service for any other reason. If the absence is attributable to maternity or paternity leave, the individual's period of severance will not begin until the second anniversary of the date the individual is first absent and does not perform an hour of service. Additionally, the first year of an absence due to a maternity or paternity leave will be included in the individual's period of service and the second one year period will be neither part of the period of service nor part of the period of severance. If an Employee completes an Hour of Service within a period equal to the length of the employee's prior service or five years from his separation from service, all periods of employment shall be aggregated in determining his eligibility hereunder. Once an employee is vested under the Plan and is subsequently terminated, he shall immediately again become an Eligible Employee upon his completion of an Hour of Service subsequent to his separation from service. The rules herein stated shall be applied consistent with the elapsed time rules of Regulation ss. 1.410(a)-7, which is hereby incorporated by reference.


3.2  EFFECTIVE DATE OF PARTICIPATION

         An Eligible Employee who has become eligible to be a Participant will become a Participant effective as of the day specified in the Adoption Agreement.

         In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant will go from a classification of a non-eligible Employee to an Eligible Employee, the Employee will become a Participant as of the date he becomes an Eligible Employee.

         In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise become a Participant will go from a classification of an Eligible Employee to a non-eligible Employee consequently becomes ineligible to participate and has not incurred a One-Year Break in Service, the Employee will participate in the Plan as of the date he returns to an eligible class of Employees. If the Employee does incur a One-Year Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

3.3  DETERMINATION OF ELIGIBILITY

         The Administrator will determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. The determination will be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. The determination will be subject to review per Section 2.13.


3.4  TERMINATION OF ELIGIBILITY

         In the event a Participant will go from a classification of an Eligible Employee to an non-eligible Employee, the Former Participant will continue to vest in his interest in the Plan for each Year of Service completed while a non-eligible Employee, until the time as his Participant's Account will be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan will continue to share in the earnings of the Trust Fund.


3.5  OMISSION OF ELIGIBLE EMPLOYEE

         If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall submit the error to the Internal Revenue Service VCO Program for correction.


3.6  INCLUSION OF INELIGIBLE EMPLOYEE

         If, in any Plan Year, any persons who should not have been included as a Participant in the Plan is erroneously included and discovery of the incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall submit the error to the Internal Revenue Service VCO Program for correction.

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION
                           ---------------------------


4.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

     For each Plan Year, the Employer will contribute to the Plan:

     (a)     The  amount  of  the  total  salary  reduction   elections  of  all
             Participants made pursuant to Section 4.2(a), which amount will be deemed an Employer's Elective Contribution, plus

     (b) A Matching Contribution equal to the percentage specified in H1 of the Adoption Agreement of the Deferred Compensation of each Participant eligible to share in the allocations of the Matching Contribution, which will be deemed an Employer's Non-Elective or Elective Contribution as selected, plus

     (c) A discretionary amount, if any, which will be deemed an Employer's Non-Elective Contribution (if specified in I1 of the Adoption Agreement), plus

     (d) A Qualified Non-Elective Contribution (if specified in I3 of the Adoption Agreement).

     (e) Nevertheless, the Employer's contributions for any Fiscal Year will not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. Contributions by the Employer will be made in cash.


4.2  PARTICIPANT'S SALARY REDUCTION ELECTION

     (a) Each Participant may elect to defer a portion of his Compensation which would have been received in the Plan Year, but for the deferral election, subject to the limitations of this section and the Adoption Agreement. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed the election, or if later, the latest of the date the Employer adopts this cash or deferred arrangement, or the date the arrangement first became effective. Any elections made pursuant to this section will become effective as soon as is administratively feasible.

                  Additionally,  if  elected  in the  Adoption  Agreement,  each
             Participant may elect to defer and have allocated for the Plan Year all or a portion of any cash bonus attributable to services performed by the Participant for the Employer during the Plan Year and which would have been received by the Participant on or before two and one-half (21/2) months following the end of the Plan Year but for the deferral. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executed the election. Notwithstanding the foregoing, cash bonuses attributable to services performed by the Participant during a Plan Year but which are to be paid to the Participant later than two and one-half (21/2) months after the close of the Plan Year will be subjected to whatever deferral election is in effect at the time the cash bonus would have otherwise been received.

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                  The  amount by which  Compensation  and/or  cash  bonuses  are reduced will be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

                  Once made,  a  Participant's  election to reduce  Compensation will remain in effect until modified or terminated. Modifications may be made as specified in the Adoption Agreement, and
             terminations   may  be  made  at  any  time.  Any  modification  or
             termination of an election will become effective as soon as is administratively feasible.

     (b) The balance in each Participant's Elective Account will be fully Vested at all time and will not be subject to Forfeiture for any reason.

     (c) Amounts held in the Participant's Elective Account and Qualified Non-Elective Account may be distributable as permitted under the Plan, but in no event prior to the earlier of:

             (1) a Participant's termination of employment, Total and Permanent Disability, or death;

             (2)  a Participant's attainment of age 59 1/2;

             (3) the proven financial hardship of a Participant, subject to the limitations of Section 6.11;

             (4) the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan
                  (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) or the establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) by the Employer or an Affiliated Employer within the period ending twelve (12) months after distribution of all assets from the Plan maintained by the Employer or a SIMPLE IRA Plan (defined in ss.408(p) of the Code).

             (5) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring the assets; or

             (6) the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code
                  Section 409(d)(3)) to an entity that is not an Affiliated Employer with respect to a Participant who continues employment with the subsidiary.

     (d) In any Plan Year beginning after December 31, 1987, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan will not exceed the limitation imposed by Code Section 402(g), as in effect for the calendar year in which the Plan Year began. These dollar limitations will be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

             In any Plan Year beginning after December 31, 2001, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan will not exceed the limitations imposed by Code Sections 402(g) and 414(v), as in effect for the calendar year in which the Plan Year began. These dollar

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             limitations  will  be  adjusted  annually  pursuant  to the  method provided in Code Section 415(d) in accordance with Regulations.

     (e) In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(III)(B) from any other plan maintained by the Employer or from his Participant's Elective Account pursuant to Section 6.11(c), then the Participant will not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) will be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of the Participant's Deferred Compensation, if any, made pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

             For Plan Years beginning after December 31, 2001 the suspension period of twelve (12) months as stated above will be reduced to six
             (6) months.

     (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a simple retirement account (as defined in Code Section
             408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for the Participant's taxable year, the Participant may, not later than March 1st following the close of his taxable year, notify the
             Administrator in writing of the excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In the event, the Administrator will direct the Trustee to distribute the excess amount (and any
             Income allocable to the excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Incom e will be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed will not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

             (1) the  Participant  will  designate  the  distribution  as Excess
                 Deferred Compensation;

             (2) the distribution  must be made after the date on which the Plan received the Excess Deferred Compensation; and

             (3) the Plan must designate the  distribution  as a distribution of
                 Excess Deferred Compensation.

                  Elective  Deferrals  shall not include any deferrals  properly distributed as excess annual additions.

                  The  definition of "Income" means the amount of income or loss allocable to a Participant's Excess Deferred Compensation and will be equal to the sum of the allocable gain or loss for the sum of the allocable gain or loss for the taxable year of the Participant and the allocable gain or loss for the period between the end of the taxable year of the Participant and the date of

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             distribution ("gap period"). The income or loss allocable  to  each period is calculated  separately and is  determined  by multiplying
             the  income  or  loss  allocable  to   the  Participant's  Deferred
             Compensation  for  the  respective   period   by  a  fraction.  The
             numerator of the fraction is the  Participant's   Excess   Deferred
             Compensation  for  the  taxable  year  of  the   Participant.   The
             denominator is the balance,  as of the last day  of the  respective
             period,   of  the   Participant's   Elective    Account   that   is
             attributable to the Participant's  Deferred   Compensation  reduced
             by the gain  allocable  to the total  amount  for  the   respective
             period and increased by the loss allocable to the total amount for the respective period.

                  In lieu of the "fractional  method"  described  above, a "safe harbor method" may be used to calculate the allocable income or loss for the "gap period". Under the "safe harbor method", allocable income or loss for the "gap period" will be deemed to equal ten percent (10%) of the income or loss allocable to a Participant's Excess Deferred Compensation for the taxable year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth (15th) of the month will be treated as having been made on the last date of the preceding month and a distribution occurring after the fifteenth (15th) day will be treated as having been made on the first day of the next subsequent month.

                  Income  or  loss  allocable  to  any  distribution  of  Excess
             Deferred Compensation on or before the last day of the taxable year of the Participant will be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method".

                  It should be noted that for the 1987 calendar year, the Income during the "gap period" will not be taken into account.

     (g) Notwithstanding Section 4.2(f) above, a Participant's Excess Deferred Compensation will be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

     (h) At Normal Retirement Date, or any other date when the Participant will be entitled to receive benefits, the fair market value of the Participant's Elective Account will be used to provide benefits to the Participant or his Beneficiary.

     (i) Employer Elective Contributions made pursuant to this section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until the time as the allocations pursuant to Section 4.4 have been made. The accounts must be part of the Trust Fund.

     (j) The Employer and the Administrator will adopt a procedure necessary to implement the salary reduction elections provided for herein.


4.3  TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTIONS

         The Employer will generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

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         However,  Employer Elective  Contributions  accumulated through payroll deductions will be paid to the Trustee as of the earliest date on which the contributions can reasonably be segregated from the Employer's general assets, but in any event within fifteen (15) business days of the month following the month in which the amounts would otherwise have been payable to the Participant in cash. [The provisions of the Department of Labor Regulation 2510.3-102 are
incorporated  herein  by  reference.]   Furthermore,   any  additional  Employer
contributions which are allocable to the Participant's Elective Account for a Plan Year will be paid to the Plan no later than the twelve-month (12) period immediately following the close of the Plan Year.


4.4  ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

     (a) The Administrator will establish and maintain an account in the name of each Participant to which the Administrator will credit as of each Anniversary Date, or other valuation date, all amounts allocated to each such Participant as set forth in the Adoption Agreement and herein.

     (b) The Employer will provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of the information, the Administrator will allocate the contribution as follows:

           (1) With respect to the Employer's Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each the Participant's Deferred Compensation for the year.

           (2) With respect to the Employer's Matching Contribution made pursuant to Section 4.1(b), to each Participant's Account, or Participant's Elective Account as elected in H of the Adoption Agreement, in accordance with Section 4.1(b).

           (3) With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant's Account in accordance with the provisions of I1 of the Adoption Agreement.

                  However, if an integrated allocation formula is selected at I2 of the Adoption Agreement, then the Employer's Non-Elective contribution will be allocated to each Participant's Account in an amount equal to 5.7% of the sum of each Participant's Compensation plus Excess Compensation. If the Employer does not contribute this amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his Compensation plus his Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants eligible to share in the allocation for that Plan Year. The balance of the contribution, if any, will be allocated in the same proportion that each Participant's Compensation bears to the total Compensation of all Participant's eligible to share in the allocation.

                  Notwithstanding the above, Employer contributions will first be allocated to each Participant in such amount as is necessary to meet the requirements of subsection 4.4(f) hereof for any Top Heavy Plan Year (within the meaning of Section 2.2 hereof).

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                  Regardless of the preceding, 4.3% will be substituted for 5.7%
           above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 5.4% will be substituted for 5.7% above.

             (4) With respect to the Employer's Qualified Non-Elective Contribution made pursuant to Section 4.1(d), to each Participant's Qualified Non-Elective Contribution Account in the same proportion that each the Participant's Compensation for the year bears to the total Compensation of all Participants for the year.

             A Participant will share in the allocation of the contributions regardless of whether a Year of Service was completed during the Plan Year.

     (c) As of each Anniversary Date or other valuation date, before allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund will be allocated in the same proportion that each Participant's and Former Participant's non-segregated accounts bear to the total of all Participants' and Former Participants' non-segregated accounts as of the date. If any non-segregated account of a Participant has been distributed prior to the Anniversary Date or other valuation date subsequent to a Participant's termination of employment, no earnings or losses will be credited to the account.

     (d) Participants' Accounts will be debited for any insurance or annuity premiums paid, of any, and credited with any dividends or interest received on insurance contracts.

     (e) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date will first be made available to reinstate previously forfeited account balances for Former Participants, if any, in accordance with Section 6.4(g)(2) or be used to satisfy any contribution that may be required pursuant to
             Section 3.5 and/or 6.9. The remaining Forfeitures, if any, will be treated in accordance with the Adoption Agreement. Provided, however, that in the event the allocation of Forfeitures provided herein will cause the "annual addition" (as defined in Section 4.9) to any participant's Account to exceed the amount allowable under Code Section 415, the excess will be reallocated in accordance with Section 4.10. A Participant who performs less than a Year of Service during any Plan Year will not share in the Plan Forfeitures for that year, unless there is a Short Plan Year or a contribution required pursuant to Section 4.4(h).

     (f) Minimum Allocations Required for Top Heavy Plan Years: Notwith-standing the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee will be equal to at least three percent (3%) of the Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However,

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            if (i) the sum  of  the  Employer's  contributions  and  Forfeitures allocated to the Participant's Combined Account of each Key Employee for the Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not
            required  to  be  included   in  an   Aggregation  Group to enable a
            defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee will be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, the Non-Key Employee's Deferred Compensation and
            Matching  Contributions  used  to  satisfy  the   "Actual   Deferral
            Percentage"  test  pursuant   to  Section   4.5(a)  or  the  "Actual
            Contribution Percentage" test of Section 4.7(a) will not be taken into account.

                  If this is an  integrated  Plan,  then for any Top Heavy  Plan
             Year the Employer's contribution will be allocated as follows:

             (1) An amount equal to three percent (3%) multiplied by each Participant's Compensation for the Plan Year will be allocated to each Participant's Account. If the Employer does not contribute the amount for all Participants, the amount will be allocated to each Participant's Account in the same proportion that his total Compensation for the Plan Year bears to the total Compensation of all Participants for the year.

             (2) The balance of the Employer's contribution over the amount allocated under subparagraph (1) hereof will be allocated to each Participant's Account in a dollar amount equal to three percent (3%) multiplied by a Participant's Excess Compensation. If the Employer does not contribute the amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his Excess Compensation bears to the total Excess Compensation of all Participants of that year.

             (3) The balance of the Employer's contribution over the amount allocated under subparagraph (2) hereof will be allocated to each Participant's Account in a dollar amount equal to 2.7% multiplied by the sum of each Participant's total Compensation plus Excess Compensation. If the Employer does not contribute the amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his total Compensation plus his total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year.

                  Regardless of the preceding, 1.3% will be substituted for 2.7%
             above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 2.4% will be substituted for 2.7% above.

             (4) The balance of the Employer's contributions over the amount allocated above, if any, will be allocated to each Participant's Account in the same proportion that his total Compensation for the Plan Year bears to the total Compensation of all Participants for the year.

                  For each Non-Key  Employee who is a  Participant  in this Plan and another non-paired defined contribution plan maintained by the Employer, the minimum three percent (3%) allocation specified above will be provided as specified in M3 of the Adoption Agreement.

     (g) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee will be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of the Key Employee divided by the "415 Compensation" for the Key Employee.

     (h) For any Top Heavy Plan Year, the minimum allocations set forth above will be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are

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             employed  by   the  Employer  on the  last  day of the  Plan  Year,
             including Non-Key Employees who have (1) failed to complete a Year of Service; or (2) declined to make mandatory contributions (if required) or salary reduction contributions to the Plan.

     (i) Notwithstanding anything herein to the contrary, in any Plan Year in which the Employer maintains both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer will not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined contribution plan allocations. Therefore, if the Employer maintains both a Defined Benefit and a Defined Contribution Plan that are a Top Heavy Group, the top heavy minimum benefits will be provided as follows:

     Applies if the second election of M1 of the Adoption Agreement is selected.

             (1) The requirements of Section 2.1 will apply except that each Non-Key Employee who is a Participant in this Plan or a Money Purchase Plan and who is also a Participant in the Defined Benefit Plan will receive a minimum allocation of five percent (5%) of the Participant's "415 Contribution" Plan(s).

             (2) For each Non-Key Employee who is a Participant only in the Defined Benefit Plan, the Employer will provide a minimum non-intergrated benefit in the Defined Benefit Plan equal to 2% of his highest five (5) consecutive year average "415 Compensation" for each Year of Service while a Participant in the Plan, in which the Plan is Top Heavy, not to exceed ten
                  (10).

             (3)  For each Non-Key  Employee who is a  Participant  only in this
                  Defined   Contribution  Plan,  the  Employer  will  provide  a
                  contribution equal to 3% of his "415 Compensation".

     Applies if the ultimate election of M1 of the Adoption Agreement is selected.

             (4) The minimum allocation specified in Section 4.4(i)(1) will be 7 1/2% for years in which the Plan is Top Heavy, but not Super Top Heavy.

             (5) The minimum benefit specified in Section 4.4(i)(2) will be 3% for years in which the Plan is Top Heavy, but not Super Top Heavy.

             (6) The minimum allocation specified in Section 4.4(i)(3) will be 4% for years in which the Plan is Top Heavy, but not Super Top Heavy.

     (j) For the purposes of this section, "415 Compensation" will be limited to $150,000, (unless adjusted in the manner as permitted under Code Section 415(d)). However, for Plan Years beginning prior to January 1, 1989, the $150,000 limit will apply only for Top Heavy Plan years and will not be adjusted.

     (k) Notwithstanding anything herein to the contrary, participants who terminated employment during the Plan Year will share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service.

     (l) Notwithstanding anything herein to the contrary, (other than Sections 4.4(k) and 6.6(h)(1)), any Participant who terminated employment with 500 or less Hours of Service during the Plan

               Year,   for  reasons  other  than  death,   Total  and  Permanent
               Disability, or retirement will not share in the allocations of the Employer's Matching Contribution made pursuant to Section 4.1(b), the Employer's Non-Elective Contributions made pursuant to Section 4.1(c), the Employer's Qualified Non-Elective Contributions made pursuant to Section 4.1(d), and Forfeitures (for Plan Years beginning after 1989). Any Terminated Participant with more than 500 Hours of Service during the Plan Year will share in the allocations regardless of whether they completed a Year of Service during the Plan Year, unless otherwise elected by the Employer.

     (m) If a Former Participant is re-employed after five (5) consecutive 1-Year Breaks in Service, then separate accounts will be maintained as follows:

             (1)  one   account  for  nonforfeitable  benefits  attributable  to
                  pre-break service; and
             (2) one account representing his status in the Plan attributable to post-break service.

      (n) A participant is treated as benefiting under the plan for any plan year during which the participant received or is deemed to receive an allocation in accordance with Internal Revenue Code Regulation
             Section 1.410 (b) - 3 (a).


4.5  ACTUAL DEFERRAL PERCENTAGE TESTS

     (a) The Maximum Annual Allocation for each Plan Year beginning after December 31, 1986 is the annual allocation derived from Employer Elective Contributions and Qualified Non-Elective Contributions to a Participant's Elective Account and Qualified Non-Elective Account which will satisfy one of the following tests:

             (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group will not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

             (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group will not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group will not be more than the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by two (2). (The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.)

                  In any event, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in (2) above and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals (pursuant to Section 4.2) and to make Employee contributions or to receive Matching Contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer will have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2.

                  For this section, "Non-Highly Compensated Employee" means a Participant who is not a Highly Compensated Employee for the Plan Year.

     (b)  For  this  section,  the  "Actual  Deferral  Percentage"  means,  with
          with  respect  to  the  Highly   Compensated   Participant  group  and
          Non-Highly Compensated  Participant group for a Plan

          Year, the average of the ratios, calculated separately for each Participant in the group, of the amount of Employer Elective Contributions and Qualified Non-Elective Contributions allocated to each Participant's Elective Account and Qualified Non-Elective Account for the Plan Year, to the Participant's "414(s) Compensation" for the Plan Year; provided, however that except for the first Plan Year, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for a given Plan Year shall be determined as of the preceding Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group, for Plan Years beginning after December 31, 1988, will be calculated to the nearest one-hundredth of one percent of the Participant's "414(s) Compensation." Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account will be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plans maintained by the Employer.

          The "Actual Deferral Percentage", for Plan Years beginning after December 31, 1996, will, at the sponsoring employer's one time election, use a percentage of deferrals for the Non-Highly Compensated Participants from the Plan Year prior to the determination year or the Non-Highly Compensated Participants deferral percentage in the determination year. Once an election has been made it can only be changed with the consent of the Secretary of the Treasury. Under transition relief, a sponsoring employer may make the election to use current year data for the 1997 Plan Year and prior year data in 1998 without receiving approval from the Internal Revenue Service pursuant to Section 1433 of the Small Business Job Protection Act of 1996.

               For Plans Years beginning after December 31, 1996, the sponsoring employers will use either the current year information or a three percent (3%) Non-Highly Compensated deferral rate for determining the "Actual Deferral Percentage" for the initial Plan Year.

     (c) Solely with respect to Plan Years commencing before January 1, 1997, for determining the actual deferral ratio of the Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6), if the Participant is either a "five percent owner" of the Employer or one of the ten
             (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following will apply:

             (1) The combined actual deferral ratio for the family group (which will be treated as one Highly Compensated Participant) will be the greater of: (i) the ratio determined by aggregating Employer Elective Contributions plus Qualified Non-Elective Contributions by "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer Elective Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1993, Family Members will include only the affected Employee's spouse and any lineal descendants who have not attained age nineteen (19) before the end of the Plan Year.

             (2) The Employer Elective Contributions and "414(s) Compensation" of all Family Members will be disregarded for purposes of determining the "Actual Deferral Percentage: of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

             (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

     (d) As it pertains to Section 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant will include any Employee eligible to make a deferral election (pursuant to Section 4.2), whether or not the deferral election was made or suspended.

     (e) For this section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in the plans will be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not the programs satisfy Code Sections 401(a)(4), 410(b) and 401(k). In any case, the cash or deferred arrangements included in the plans and the plans including such arrangements will be treated as one arrangement and as one plan for purposes of this section and Code Sections 401(a)(4), 410(b) and 401(k). For Plan Years beginning after December 31, 1989, Plans may be aggregated under this paragraph
             (e) only if they have the same Plan Year and use the same testing method.

                  Furthermore, for Plan Years beginning after December 31, 1988, an Employee Stock Ownership Plan (ESOP) described in Code Section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the Employee Stock Ownership Plan or this Plan satisfies this section and Code Sections 401(a)(4), 410(b) and 401(k).

     (f) For the benefits of this section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of another Employee Stock Ownership Plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988) of the Employer or an Affiliated Employer, all the cash or deferred arrangements will be treated as one cash or deferred arrangement for the sole purpose of determining the actual deferral ratio with respect to the Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different Plan Years, this paragraph will be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.


4.6  ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

         In the event that the initial allocations of the Employer's Elective Contributions and Qualified Non-Elective Contributions made pursuant to Section
4.4 do not satisfy one of the tests set forth in Section 4.5, the Administrator will adjust Excess Contributions pursuant to the following procedures:

     (a) With respect to Plan Years beginning after December 31, 1996, on or before the fifteenth (15th) day of the third (3rd) month following  the end  of  each  Plan  Year,  the  Administrator  will calculate a total distribution from the Plan to the Highly Compensated Participant having the highest actual deferral ratio as though his portion of Excess Contributions were distributed to him until tests set forth in Section 4.5 would be satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process will continue until one of the tests set forth in Section 4.5 would have been satisfied. The Administrator will then distribute or recharacterized pursuant to
             Section 4.12 (if so permitted by the Adoption Agreement) the total calculated distribution to the Highly Compensated Participants having the greatest dollar amount of elected contributions and Qualified Non-Elective Contributions at his election distributed or recharacterized until the entire amount of the calculated distribution has been distributed or, or until his dollar amount of Elective Contributions and Qualified
             Non-Elective   Contributions   equals  the  amount   of    Elective
             Contributions and Qualified Non-Elective Contributions of the Highly Compensated Participant having the second greatest dollar amount of elected contributions and Qualified Non-Elective Contributions. This process will continue until the entire amount of the calculated distribution has been distributed. However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, the amount will be reduced by any Excess Deferred Compensation previously distributed to the affected Highly Compensated Participant for his taxable year ending with or within the Plan Year. Any distribution and/or recharacterization of Excess Contributions will be made in accordance with the rules hereinafter set forth in this section.

             (1) With respect to the distribution of Excess Contributions pursuant to (a) or (b) of this section, the distribution:

                  (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                  (ii) will be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and Matching Contributions which relate to the Deferred Compensation. However, any Matching Contributions (whether or not otherwise vested) will be deemed non-vested and will be forfeited in lieu of being distributed;

                  (iii) will be made from Qualified Non-Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Elective Account attributable to Deferred Compensation and Employer Matching Contributions;

                  (iv)    will be adjusted for Income; and

                  (v) will be designated by the Employer as a distribution of Excess Contributions (and Income).

             (2) With respect to the recharacterization of Excess Contributions pursuant to (a) and (b) of this section, the recharacterized amounts:

                  (i) will be deemed to have occurred on the date on which the last of the Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of the recharacterization;

                  (ii) will not exceed the amount of Deferred Compensation on behalf of any Highly Compensated Participant for any Plan Year;

                  (iii) will be treated as voluntary Employee contributions for purposes of Code Section 401(a)(4) and Regulations 1.401(k)-1(b). However, for purposes of Sections 2.2 and 4.4(f), recharacterized Excess Contributions continue to be treated as Employer contributions that are Deferred Compensation. For Plan Years beginning after December 31, 1988, Excess Contributions recharacterized as voluntary Employee contributions will continue to be nonforfeitable and subject to the same distribution rules provided for in Section 4.2 and 6.11;

                  (iv) are not permitted if the amount recharacterized plus voluntary Employee contributions actually made by the Highly Compensated Participant, exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 4.7(a)) that the Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization;

                  (v)     will be adjusted for Income.

             (3) For Sections (a) and (b) of this section any distribution and/or recharacterization of less than the entire amount of Excess Contributions will be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

     (b) With respect to Plan Years beginning after December 31, 1986 and prior to January 1, 1997, on or before the fifteenth (15th) day of the third
          (3rd) month following the end of each Plan Year, the Highly Compensated Participants having the highest actual deferral ratio will have his portion of Excess Contributions distributed to him and/or, (if so permitted by the Adoption Agreement) at his election recharacterized as a voluntary Employee contribution pursuant to
          Section 4.12 until one of the tests set forth in Section 4.5 is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process will continue until one of the tests set forth in Section 4.5 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions and Qualified Non-Elective Contributions made on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his "414(s) Compensation". However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, the amount will be reduced by any Excess Deferred Compensation previously distributed to the affected Highly Compensated Participant for his taxable year ending with or within the Plan Year. Any distribution and/or recharacterization of Excess Contributions will be made in accordance with the rules hereinafter set forth in Section 4.6(a)(1)-(3).

                 The determination and correction  of  Excess  Contributions  of
          a  Highly  Compensated  Participant  whose actual  deferral ratio   is
          determined under the family aggregation rules will be accomplished as follows:

             (1) If the actual deferral ratio for the Highly Compensated Participant is determined in accordance with Section 4.5(c)(1)(ii), then the actual deferral ratio will be reduced as required herein and the Excess Contributions of the family unit will be allocated amount the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio.

             (2) If the actual deferral ratio for the Highly Compensated Participant is determined under Section 4.5(c)(1)(i), then the actual deferral ratio will first be reduced as required herein, but not below the actual deferral ratio of the group of Family Members who are not Highly Compensated Participants without regard to family aggregation. The Excess Contributions resulting from this initial reduction will be allocated (in proportion to Elective Contributions) among the Highly Compensated Participants whose Elective Contributions were combined to determine the actual deferral ratio. If further reduction is still required, then Excess Contributions resulting from this further reduction will be determined by taking into account the contributions of all Family Members and will be allocated among them in proportion to their respective Elective Contributions.

     (c) In lieu of the aforesaid procedures, if so provided in the Adoption Agreement, the Employer may elect within twelve (12) months after the end of the Plan Year, to make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). The contribution will be allocated to each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

     (d) For purposes of this section, "Income" means the income or loss allocable to Excess Contributions which will equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution ("gap period"). The income or loss allocable to Excess Contributions for the Plan Year and the "gap period" is calculated separately and is determined by multiplying the income or loss for the Plan Year or the "gap period" by a fraction. The numerator of the fraction is the Excess Contributions for the Plan Year. The denominator of the fraction is the total of the Participant's Elective Account attributable to Elective Contributions and the Participant's Qualified Non-Elective Account as of the end of the Plan Year or the "gap period", reduced by the gain allocable to the total amount for the Plan Year or the "gap period" and increased by the loss allocable to the total amount for the Plan Year or the "gap period."

                  In lieu of the "fractional  method"  described  above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under the "safe harbor method", allocable Income for the "gap period" will be deemed to equal ten percent (10%) of the Income allocable to Excess Contributions for the Plan Year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth (15th) day of the month will be treated as having been made on the last day of the preceding month and a distribution occurring after the fifteenth (15th) date will be treated as having been made on the first date of the next subsequent month.

     (e) Any amounts not distributed or recharacterized within two and one-half (21/2) months after the end of the Plan Year will be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

     4.7  ACTUAL CONTRIBUTION PERCENTAGE TESTS

     (a) The "Actual Contribution Percentage", for Plan Years beginning after the later of the Effective Date of this Plan or December 31, 1986 for the Highly Compensated Participant group will not exceed the greater of:

             (1)  one-hundred  and twenty-five  percent (125%) of the percentage for the Non-Highly Compensated Participant group; or

             (2) the lesser of two-hundred percent (200%) of the percentage for the Non-Highly Compensated Participant group, or the percentage for the Non-Highly Compensated Participant group plus two percentage (2%) points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code
                  Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive Matching Contributions under any plan maintained by the Employer or an Affiliated Employer will have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

             For  this  section,   "Non-Highly  Compensated  Employee"  means  a
             Participant who is not a Highly Compensated Employee for the Plan Year.

     (b) For the purposes of this section and Section 4.8, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

             (1) the sum of Employer Matching Contributions pursuant to Section 4.1(b) (to the extent such Matching Contributions are not used to satisfy the tests set forth in Section 4.5), voluntary Employee contributions made pursuant to Section 4.12 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) contributed under the Plan on behalf of each Participant of the Plan Year or Prior; to

             (2) the Participant's "414(s) Compensation" for the Year.

                The "Actual Contribution Percentage" in Section 4.7(b), for Plan
             Years beginning after December 31, 1996, will, at the sponsoring employer's one time election, use a percentage of deferrals for the Non-Highly Compensated Participants from the Plan Year prior to the determination year or the Non-Highly Compensated Participants contribution percentage in the determination year. Once an election has been made it can only be changed as provided by the Secretary of the Treasury. Under transition relief, a sponsoring employer may make the election to use current year data for the 1997 Plan Year and prior year data in 1998 without receiving approval from the Internal Revenue Service pursuant to Section 1433 of the Small Business Job Protection Act of 1996.

                  For  Plan  Years   beginning  after  December  31,  1996,  the
             sponsoring employers will use either the current year information or a three percent (3%) Non-Highly Compensated deferral rate for determining the "Actual Contribution Percentage" for the initial Plan Year.

     (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to
             Section 4.8(e), only Employer Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year will be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer Matching Contributions made pursuant to Section 4.1(b) or voluntary Employee contributions made pursuant to Section 4.12 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. The elective deferrals and qualified non-elective contributions will be treated as Employer Matching Contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the Plan Year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

     (d) With respect to Plan Years commencing prior to January 1, 1997, for the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because the Employee is either a "five percent owner" of the Employer or one of the ten
             (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following will apply:

             (1) The combined actual contribution ratio for the family group (which will be treated as one Highly Compensated Participant) will be the greater of: (i) the ratio determined by aggregating Employer Matching Contributions made pursuant to
                  Section 4.1(b) (to the extent such Matching Contributions are not used to satisfy the tests set forth in Section 4.5), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer Matching Contributions made pursuant to Section 4.1(b) (to the extent such Matching Contributions are not used to satisfy the tests set forth in Section 4.5), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1993, Family Members will include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

             (2) The Employer Matching Contributions made pursuant to Section 4.1(b) (to the extent such Matching Contributions are not used to satisfy the tests set forth in Section 4.5), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and "414(s) Compensation" of all Family Members will be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

             (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

     (e) For purposes of this section and Code Sections 401(a)(4), 401(m) and 410(b), if two or more plans of the Employer to which Matching Contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code
             Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the plans will be treated as one plan. In addition, two or more plans of the Employer to which Matching Contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not the plans satisfy Code Sections 401(a)(4), 401(m) and 410(b) as though the aggregated plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph only if they have the same Plan Year and use the same testing method.

                  Notwithstanding  the  above,  for Plan Years  beginning  after
             December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code Sections 401(a)(4), 401(m) and 410(b).

     (f) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988) which are maintained by the Employer of an Affiliated Employer to which Matching Contributions, Employee contributions, or both, are made, all the contributions on behalf of the Highly Compensated Participant will be aggregated for purposes of determining the Highly Compensated Participant's actual contribution ratio. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this paragraph will be applied by treating all plans ending with or within the same calendar year as a single plan.

     (g) For purposes of Section 4.7(a) and 4.8, a Highly Compensated Participant and a Non-Highly Compensated Participant will include any Employee eligible to have Matching Contributions made pursuant to Section 4.1(b) (whether or not a deferred election was made or suspended pursuant to Section 4.2(e)) allocated to his account for the Plan Year or to make salary deferrals pursuant to Section 4.2 (if the Employer uses salary deferrals to satisfy the provisions of this section) or voluntary Employee contributions pursuant to
             Section 4.12 (whether or not voluntary Employee contributions are made) allocated to his account for the Plan Year.

     (h) For purposes of this section, "Matching Contribution" will mean an Employer contribution made to the Plan, or to a contract described in Code Section 403(b), on behalf of a Participant on account of an Employee contribution made by the Participant, or on account of a participant's deferred compensation, under a plan maintained by the Employer.


     4.8  ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

     (a) In the event that for Plan Years beginning after December 31, 1986 and prior to January 1, 1997, the "Actual Contribution Percentage" for the Highly Compensated Participants group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth (15th) day of the third (3rd) month following the end of the Plan Year, but in no event later than the close of the following Plan
          Year) will direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) or, forfeit Excess Aggregate Contributions attributable to Employer Matching Contributions (and Income allocable to such Forfeitures) until either one of the tests set forth in Section 4.7(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process will continue until one of the tests set forth in Section 4.7(a) is satisfied. The distribution and/or Forfeiture of Excess Aggregate Contributions will be made in the order set forth below :

             (2)  Voluntary    Employee    contributions     including    Excess
                  Contributions    recharacterized    as   voluntary    Employee
                  contributions pursuant to Section 4.6(a)(2);

             (3)  Remaining Employer Matching Contributions.

     (b) In the event that for Plan Years beginning after December 31, 1996, the "Actual Contribution Percentage" for the Highly Compensated
          Participants group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth (15th) day of the third (3rd) month following the end of the Plan Year, but in no event later than the close of the following Plan Year) will calculate a total distribution from the Plan. The calculation uses the Highly Compensated Participant having the highest actual contribution ratio, and will reduce his portion of Excess Aggregate Contributions (and Income allocable to such contributions) or, forfeit Excess Aggregate Contributions attributable to Employer Matching Contributions (and Income allocable to such Forfeitures) as though it was distributed to him until either one of the tests set forth in Section 4.7(a) would be satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. The distribution calculation will be continued until one of the tests set forth in Section 4.7(a) would be satisfied. The Administrator will then direct the Trustee to distribute the calculated distribution to the Highly Compensated Participant whose total Employer Matching Contributions and Voluntary Employee contributions is the greatest in dollar amount, his portion of Excess Aggregate Contributions (and Income allocable to such contributions), or forfeit Excess Aggregate Contributions attributable to Employer Matching Contributions (and Income allocable to such Forfeitures) until the entire amount of the calculated distribution has been distributed or until the dollar amount of the sum of his Employer Matching Contributions and Voluntary Employee contributions equals said dollar amount of the Highly Compensated Participant having the second greatest dollar amount. This process will continue until the entire amount of the calculated distribution has been distributed. The distribution and/or Forfeiture of Excess Aggregate Contributions will be made in the order set forth below:

             (1)  Voluntary    Employee    contributions     including    Excess
                  Contributions    recharacterized    as   voluntary    Employee
                  contributions pursuant to Section 4.6(a)(2);

             (2)  Remaining Employer Matching Contributions.

     (c) Any distribution or Forfeiture of less than the entire amount of Excess Aggregate Contributions and Income will be treated as a pro rata distribution of Excess Aggregate

             Contributions and Income. Distribution of Excess Aggregate Contributions will be designated by the Employer as a distribution of Excess Aggregate Contributions and Income. Forfeitures of Excess aggregate Contributions will be treated in accordance with Section 4.4. However, no Forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this section.

     (d) Excess Aggregate Contributions, including forfeited Matching Contributions, will be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

     (e) For the purposes of this section and Section 4.7, "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

             (1) the aggregate amount of Employer Matching Contributions made pursuant to Section 4.1(b) (to the extent such contributions are taken into account pursuant to Section 4.7(b)), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.7(c) actually made on behalf of the Highly Compensated Participant group for the Plan Year, over

             (2) the maximum amount of contributions permitted under the limitations of Section 4.7(a).

     (f) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total Employer Matching Contributions made pursuant to Section 4.1(b) (to the extent taken into account pursuant to Section 4.7(b)), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of the Highly Compensated Participant (determined after application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "414(s) Compensation". The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case will the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer Matching Contributions made pursuant to Section 4.1(b) (to the extent taken into account pursuant to Section 4.7(b)), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of the Highly Compensated Participant for the Plan Year.

     (g) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year will be made after determining excess Deferrals under Code Section 402(g) and the Excess Contributions under Code Section 401(k) per Section 7.01 and Code Section 401(m)(6)(d), if any, to be treated as voluntary Employee contributions due to recharacterization for the Plan Year of any other qualified cash or deferred arrangement (as defined in Code
             Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employee contributions due to recharacterization pursuant to Section 4.6(a).

     (h) For Plan Years commencing prior to January 1, 1997, the determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules will be accomplished as follows:

             (1) If the actual contribution ratio for the Highly Compensated Participant is determined in accordance with Section 4.7(d)(1)(ii), then the actual contribution ratio will be reduced and the Excess Aggregate Contributions for the family unit will be allocated among the Family Members in proportion to the sum of Employer Matching Contributions made pursuant to
                  Section  4.1(b) (to the extent taken into account  pursuant to
                  Section 4.7(b)), voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.7(c) of each Family Member that were combined to determine the group actual contribution ratio.

             (2) If the actual contribution ratio for the Highly Compensated Participant is determined under Section 4.7(d)(1)(i), then the actual contribution ratio will first be reduced, as required herein, but not below the actual contribution ratio of the group of Family Members who are not Highly Compensated Participants without regard to family aggregation. The Excess Aggregate Contributions resulting form this initial reduction will be allocated among the Highly Compensated Participants whose Employer Matching Contributions made pursuant to Section 4.1(b) (to the extent taken into account pursuant to Section 4.7(b)), voluntary Employee contributions made pursuant to
                  Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.7(c) were combined to determine the actual contribution ratio. If further reduction is still required, then Excess aggregate Contributions resulting from this further reduction will be determined by taking into account the contributions of all Family Members and will be allocated among them in proportion to their respective Employer Matching Contributions made pursuant to Section 4.1(b) (to the extent taken into account pursuant to Section 4.7(b)),, voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.7(c).

     (i) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in any amount sufficient to satisfy one of the tests set forth in Section 4.7(a). The contribution will be allocated to the Participant's Qualified Non-Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting will be maintained for the purpose of excluding the contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.5(a).

     (j) For purposes of this section, "Income" means the income or loss allocableto Excess Aggregate Contributions which will equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution ("gap period"). The income or loss allocable to Excess Aggregate Contributions for the Plan Year and the "gap period" is calculated separately and is determined by multiplying the income or loss for the Plan Year or the "gap period" by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Plan Year. The denominator of the fraction is the total Participant's Account and Voluntary Contribution Account attributable to Employer Matching Contributions subject to Section 4.7, voluntary Employee contributions made pursuant to Section 4.12, and any Qualified Non-Elective Contributions and elective deferrals taken into account pursuant to Section 4.7(c) as of the end of the Plan Year or the "gap period", reduced by the gain allocable to the total amount for the Plan Year or the "gap period" and increased by the loss allocable to the total amount for the Plan Year of the "gap period".

         In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under the "safe harbor method", allocable Income for this "gap period" will be deemed to equal ten percent (10%) of the Income allocable to Excess Aggregate Contributions for the Plan Year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution accruing on or before the fifteenth (15th) day of the month will be treated as having been made on the last day of the preceding month and a distribution occurring after the fifteenth (15th) date will be treated as having been made on the first (1st) day of the next subsequent month.

         The Income allocable to Excess Aggregate Contributions resulting from recharacterization of Elective Contributions will be determined and distributed as if recharacterized Elective Contributions had been distributed as Excess Contributions.


4.9      MAXIMUM ANNUAL ADDITIONS

     (a)     (1)    If the Participant does not participate  in, and  has  never participated  in another  qualified  plan  maintained by the
                    Employer,  or a welfare  benefit  fund (as  defined  in Code
                    Section   419(e)),   maintained  by  the  Employer,   or  an
                    individual  medical  account  (as  defined  in Code  Section
                    415(1)(2))  maintained  by  the  Employer,  or a  simplified employee pension,  as defined in Section 408(k) of the Code, maintained by the employer, which provides Annual Additions, the amount of Annual  Additions which may be credited to the
                    Participant's  Accounts  for any  Limitation  Year  will not exceed the lesser of the Maximum  Permissible  Amount or any
                    other  limitation   contained  in  this  Plan.  If  Employer
                    contributions, and for plan years commencing after 1997, Salary Deferral Contributions under Code Section 401(k), 457 and 125, that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible
                    Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation year will equal the Maximum Permissible Amount.

             (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation year, uniformly determined for all Participants similarly situated.

             (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

             (4) If pursuant to Section 4.9(a)(2) or as a result of the allocation of Forfeitures, there is an Excess Amount, the excess will be disposed of as follows:

                  (i) Any Elective Contributions, which are deemed to be excess annual additions, will be returned to the participant. If an Excess amount still exists, then any nondeductible Voluntary Employee Contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

                  (ii) If, after the application of subparagraph (i), an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of Forfeitures) for the Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

                  (iii) If, after the application of subparagraph (i), an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation year, and each succeeding Limitation Year if necessary;

                  (iv) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any employer contributions or any employee contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to Participants or Former Participants.

     (b)     (1)    This  subsection  applies  if, in addition to this Plan, the
                    Participant  is covered  under another  qualified  Prototype defined  contribution plan maintained by the Employer,  or a welfare  benefit  fund (as defined in Code  Section  419(e))
                    maintained by the Employer, or an individual medical account
                    (as defined in Code  Section  415(1)(2))  maintained  by the
                    Employer, or a simplified employee pension maintained by the
                    employer,  which  provides  Annual  Additions,   during  any
                    Limitation  Year. The Annual Additions which may be credited
                    to  a  Participant's   accounts  under  this  Plan  for  any
                    Limitation  Year will not  exceed  the  Maximum  Permissible
                    Amount  reduced  by  the  Annual  Additions  credited  to  a participant's  Accounts  under the other  plans and  welfare benefit  funds for the same  Limitation  Year. If the Annual
                    Additions  with  respect  to  the  Participant  under  other
                    defined   contribution   plans,   welfare   benefit   funds,
                    individual   medical  accounts,   and  simplified   employee
                    pensions in the  aggregate  maintained  by the  Employer are less than the Maximum  Permissible  Amount and the  Employer
                    contribution   that  would   otherwise  be   contributed  or
                    allocated  to the  Participant's  accounts  under  this Plan would cause the Annual  Additions for the Limitation Year to exceed this limitation,  the amount contributed or allocated will be reduced so that the Annual  Additions  under all the plans and welfare benefit funds for the Limitation Year will
                    equal  the  Maximum   Permissible

                    Amount.   If  the  Annual  Additions  with  respect  to  the
                    Participant under other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

             (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 4.9(a)(2).

             (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the
                  Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

             (4) If, pursuant to Section 4.9(b)(2) or as a result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and other plans would result in an Excess Amount for a Limitation year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

             (5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,

                  (i) the total Excess Amount allocated as of such date, times;

                  (ii) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

             (6) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 4.9(a)(4).

     (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation year will be limited in accordance with Section 4.9(b), unless the Employer provides other limitations in the Adoption Agreement.

     (d) With respect to Plan Years commencing after December 31, 1999, if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation year will be limited in accordance with the Limitation on Allocations Section of this Adoption Agreement.

     (e) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "Annual Addition". In addition, the following are not Employee contributions for the purposes of Section 4.9(f)(1)(2): (1) rollover contributions (as defined in Code Sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

     (f) For purposes of this section, the following terms will be defined as follows:

             (1) Annual Additions means the sum credited to a Participant's accounts for any Limitation Year of (1) Employer contributions, (2) effective with respect to "Limitation Years" beginning after December 31, 1986, Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account (as defined in Code Section 415(1)(2)), which is part of a pension plan or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code
                  Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer are treated as annual additions to a defined contribution plan and allocations under a simplified employee pension. For this purpose, any excess amount applied under Sections 4.9(a)(4) or 4.9(b)(6) in the limitation year to reduce employer contributions will be considered annual additions for such limitation year. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above will not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2) after separation from service which is otherwise treated as an "Annual Addition", or (2) any amount otherwise treated as an "Annual Addition: under Code Section 415(1)(1). Notwithstanding the foregoing, for "Limitation Years" beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent (6%) of "415 Compensation" or one-half of Employee contributions will be considered an "Annual Addition".

             (2) Compensation means a Participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following:

                  (i) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent that contributions are excludable from the Employee's gross income, or any distributions from a plan of deferred compensation;

                  (ii) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of the contributions are recharacterized as a voluntary Employee contribution;

                  (iii) amounts  realized  from the exercise of a  non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (v) other amounts which received special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

                  For purposes of applying the  limitations of this section 4.9,
             Compensation for any Limitation Year is the Compensation actually paid or includible in gross income during the year. Notwithstanding the preceding sentence, Compensation for a Participant in a profit-sharing plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Compensation that the Participant would have received from the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; for limitation years beginning before January 1, 1997, the imputed Compensation for the disabled Participant may be taken into account only if contributions made on behalf of the Participant are nonforfeitable when made.

                  For limitation  years  beginning  after December 31, 1997, for
             purposes  of  applying  the   limitations   of  this  section  4.9,
             compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code section 402(g)(3)), and any amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of section 125 or 457.

                  For limitation  years  beginning on and after January 1, 2001, for purposes of applying the limitation described in this section of the plan, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of section 132(f)(4).

             (3) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent (125%) of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent (140%) of his Highest Average Compensation including any adjustments under Code
                  Section 415(b).

                  Notwithstanding   the  above,   if  the   Participant   was  a
             Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent (125%) of the sum of the annual benefits under the plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                  Notwithstanding  the  foregoing,  for any Top Heavy Plan Year,
             100 will be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in M1 of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 will be substituted for 125 in any event.

             (4)  Defined Contribution Dollar Limitation means $30,000.

             (5) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation years, (including the Annual Additions attributable to the Participant's nondeductible voluntary employee contributions to any defined benefit plans, whether or not terminated, maintained by the Employer and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(1)(2), and simplified employee pensions maintained by the Employer). and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of
                  Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one-hundred and twenty-five percent (125%) of the Defined Contribution Dollar Limitation or thirty-five percent (35%) of the Participant's Compensation for the year. For Limitation Years beginning prior to January 1, 1987, the "Annual Addition" will not be recomputed to treat all Employee contributions as an Annual Addition.

                      If the  Employee  was a  Participant  as of the end of the
                  first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                      Notwithstanding  the  foregoing,  for any Top  Heavy  Plan
                  Year, 100 will be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in M1 of the Adoption Agreement. However, for any Plan year in which this Plan is a Super Top Heavy Plan, 100 will be substituted for 125 in any event.

             (6) Employer means the Employer that adopts this Plan and all Affiliated Employers, except that for purposes of this section, Affiliated Employers will be determined pursuant to the modification made by Code Section 415(h).

             (7) Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

             (8) Highest Average Compensation means the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the twelve (12) consecutive month period defined in Section F of the Adoption Agreement which is used to determine Compensation under the Plan.

             (9) Limitation Year means the Compensation Year (a twelve (12) consecutive month period) as elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

             (10) Master or Prototype Plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

             (11) Maximum  Permissible  Amount means the maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year, such amount being equal to the lesser of:

                  (i)   the Defined Contribution Dollar Limitation, or

                  (ii) 25 percent (25%) of the Participant's "415 Compensation" for the Limitation Year.

                           The Compensation Limitation referred to in (ii) above
                  will not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code Sections 415(e)(1) or 419A(d)(2).

                   If a short Limitation Year is created because of an amendment changing the Limitation year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Contribution multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                   Twelve (12)

             (12) Projected Annual Benefit means the annual  retirement  benefit
                  (adjusted to an actuarially equivalent straight life annuity if the benefit is expressed in a form other than a straight life annuity or qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

                  (i) the Participant will continue employment until Normal Retirement Age (or current age, if later), and

                  (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

     (g) Notwithstanding anything contained in this section to the contrary, the limitations, adjustments and other requirements prescribed in this section will at all times comply with the provisions of

             Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.


4.10     ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

     (a) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Annual Compensation, a reasonable error in determining the amount of elective deferrals, or other facts and circumstances to which Regulation 1.415-6(b)(6) will be applicable, the "Annual Additions" under this Plan would cause the maximum provided in Section 4.9 to be exceeded, the Administrator will treat the excess in accordance with Section 4.9(a)(4).


4.11     TRANSFERS FROM QUALIFIED PLANS

This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (a) If specified in the Adoption Agreement and with the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which the funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The amounts transferred will be set up in a separate account herein referred to as a "Participant's Rollover Account". The account will be fully Vested at all times and will not be subject to forfeiture for any reason.

     (b) Amounts in a Participant's Rollover Account will be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraphs (c) and (d) of this section.

     (c) Amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(4)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer will be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

     (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary will be entitled to receive benefits, the fair market value of the Participant's Rollover Account will be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account will be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. Furthermore, the amounts will be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

     (e) The Administrator may direct that employee transfers made after a valuation date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

     (f) For purposes of this section, the term "Eligible rollover distribution" will mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution  to the extent such  distribution  is  required  under section  401(a)(9) of  the  Internal  Revenue  Code;  any  hardship distribution described in section 401(k)(2)(B)(i)(iv) received after 12-31-98 the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

     (g) For purposes of this section, the term "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (h) For purposes of this section, the term "Direct Rollover" will mean a payment by the plan to the eligible retirement plan specified by the distributee.

     (i) For purposes of this section, the term "Eligible Retirement Plan" will mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in
             Section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirment account or individual retirement annuity.

     (j)     The term "amounts  transferred  from other qualified  plans"   will
             mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in the conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and
             (iv) amounts distributed to the Employee from conduit individual retirement account meeting the requirements of clause (iii)
             above, and transferred by the Employee  to this Plan  within  sixty
             (60) days of his receipt thereof from the conduit individual retirement account.

     (k) Prior to accepting any transfers to which this section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this section.

     (l) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of the a transfer) will only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1.


4.12     VOLUNTARY CONTRIBUTIONS

     (a) If elected in the Adoption Agreement, each Participant may, at the discretion of the Administrator in a nondiscriminatory manner, elect to voluntarily contribute a portion of his compensation earned while a Participant under this Plan. The contributions will be paid to the Trustee within a reasonable period of time but in no event later than the 15th business day of the month following the month in which the contribution would otherwise have been payable in cash to the participant.

     (b) The balance in each Participant's Voluntary Contribution Account will be fully Vested at all times and will not be subject to Forfeiture for any reason.

     (c) A Participant may elect to withdraw his voluntary contributions from his Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant will be permitted to designate which sub-account will be the source for his withdrawal. No Forfeitures will occur solely as a result of an Employee's withdrawal of Employee contributions.

                  In the  event  such a  withdrawal  is made,  or in the event a
             Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer or from his Participant's Elective Account pursuant to Section 6.11, then the Participant will be barred from making any voluntary contributions to the Trust Fund for a period of twelve (12) months after receipt of the withdrawal or distribution.

     (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary will be entitled to receive benefits, the fair market value of the Voluntary Contribution Account will be used to provide additional benefits to the Participant or his Beneficiary.

     (e) The Administrator may direct that voluntary contributions made after a valuation date be segregated into a separate account until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.


4.13     DIRECTED INVESTMENT ACCOUNT

     (a) If elected in the Adoption Agreement, all Participants may direct the Trustee as to the investment of all or a portion of any one or more of their individual account balances.

             Participants may direct the Trustee in writing to invest their account in specific assets as permitted by the Administrator provide the investments are in accordance with the Department of Labor regulations and are permitted by the Plan. That portion of the account of any Participant so directing will thereupon be considered a Directed Investment Account.

     (b) A separate Directed Investment Account will be established for each Participant who has directed an investment. Transfers between the Participant's regular account and their Directed Investment Account will be charged and credited as the case may be to each account. The Directed Investment Account will not share in Trust Fund Earnings, but it will be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to the account.

     (c) The Administrator will establish a procedure, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this section, how often changes between investments may be made, and any other limitations that the Administrator will impose on a Participant's right to direct investments.


4.14     QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS

     (a) If this is an amendment to a Plan that previously permitted deductible voluntary contributions, then each Participant who made a "Qualified Voluntary Employee Contribution" within the meaning of Code Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, will have his contribution held in a separate Qualified Voluntary Employee Contribution Account which will be fully Vested at all times. The contributions, however, will not be permitted if they are attributable to taxable years beginning after December 31, 1986.

     (b)     A  Participant   may,  upon  written   request   delivered  to  the
             Administrator, make withdrawals from his Qualified Voluntary Employee Contribution Account. Any distribution will be made in a manner which is consistent with and satisfies the provisions of
             Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

     (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary will be entitled to receive benefits, the fair market value of the Qualified Voluntary Employee Contribution Account will be used to provide additional benefits to the Participant or his Beneficiary.

     (d) Unless the Administrator directs Qualified Voluntary Employee Contributions made pursuant to this section be segregated into a separate account for each Participant, they will be invested as part of the general Trust Fund and share in earnings and losses.


4.15     INTEGRATION IN MORE THAN ONE PLAN

         If the Employer and/or an Affiliated Employer maintained qualified retirement plans integrated with Social Security that any Participant in this Plan is covered under more than one of the plans, then the plans will be considered to be one plan and will be considered to be integrated if the extent of the integration of all the plans does not exceed one-hundred percent (100%). For purposes of the preceding sentence, the extent of integration of a plan is the ratio, expressed as a percentage, which the actual benefits, benefit rate, offset rate, or employer contribution rate, whatever is applicable, under the Plan bears to the limitation applicable to the Plan. If the Employer maintains two or more standardized paired plans, only one plan may be integrated with Social Security.


4.16     SAFE HARBOR PROVISIONS

         (a) If the employer has elected the Safe Harbor CODA option in the adoption agreement, the provisions of this article shall apply for the Plan Year and any provisions relating to the ADP test described in ss.401(k)(3) of the Code or the ACP test described in ss.401(m)(2) of the Code do not apply.

         (b)      To  the  extent  that  any  other  provision  of the  plan  is
                  inconsistent   with  the  provisions  of  this  article,   the
                  provisions of this article govern.

         (c)      "ACP Test Safe Harbor" is the method  described in  subsection
                  (I) of this Section 4.16 for satisfying the ACP test of ss.401(m)(2) of the Code.

         (d) "ACP Test Safe Harbor matching Contributions" are Matching Contributions described in subsection (I) of this Section 4.16.

         (e)      "ADP Test Safe Harbor" is the method  described in  subsection
                  (II) of this Section 4.16 for satisfying the ADP test of ss.401(k)(3) of the Code.

         (f)      "ADP   Test   Safe   Harbor    Contributions"   are   Matching
                  Contributions  and  nonelective   contributions  described  in
                  subsection (II) of this Section 4.16.

         (g) "Compensation" is defined in 1.10 of the plan, except, for purposes of this article, no dollar limit, other than the limit imposed by ss.401(a)(17) of the Code, applies to the compensation of a Non-highly Compensated Employee. However, solely for purposes of determining the compensation subject to a participant's deferral election, the employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of ss.1.414(s)-1(d)(2) of the regulations and permits each participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of compensation described in the preceding sentence) available to the participant under the plan.

         (h) "Eligible Employee" means an employee eligible to make Elective Deferrals under the plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in
                  6.11 of the plan or to statutory limitations, such as ss.402(g) and 415 of the Code.

         (i)      "Matching   Contributions"   are  contributions  made  by  the
                  employer  on  account  of  an  Eligible   Employee's  Elective
                  Deferrals.

         (j) Cumulative permitted disparity limit: Effective for plan years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the participant for allocation or accrual purposes under this plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the employer. For purposes of determining the participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the participant has no cumulative disparity limit.

         I.       ADP Test Safe Harbor Contributions

         (a) Unless the employer elects in the adoption agreement to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the plan on behalf of each Eligible Employee equal to (i) 100 percent of the amount of the employee's Elective Deferrals that do not exceed 3 percent of the employee's Compensation for the Plan Year, plus
                  (ii) 50 percent of the amount of the employee's Elective Deferrals that exceed 3 percent of the employee's Compensation but that do not exceed 5 percent of the employee's Compensation ("Basic Matching Contributions").

         (b) Notwithstanding the requirement in (a) above that the employer make the ADP Test Safe Harbor Contributions to this plan, if the employer so provides in the adoption agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in the adoption agreement. However, such contributions will be made to this plan unless
                  (i) each employee eligible under this plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this plan.

         (c) The participant's accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in ss.401(k)(10) of the Code, or, in the case of a profit-sharing plan, the attainment of age 59 1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under ss.401(1).

         (d) At least 30 days, but not more than 90 days, before the beginning the Plan Year, the employer will provide each Eligible Employee a comprehensive notice of the employee's rights and obligations under the plan, written in a manner calculated to be understood by the average Eligible Employee. If an employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the employee becomes eligible.

         (e) In addition to any other election periods provided under the plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in subsection (I)(d) above.

         II.      ACP Test Safe Harbor Matching Contributions

         (a) In addition to the ADP Test Safe Harbor Contributions described in Section I of this Section 4.16, the employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the adoption agreement for the Plan Year.

         (b) ACP Test Safe Harbor Matching Contributions will be vested as indicated in the adoption agreement, but, in any event, such contributions shall be fully vested at normal retirement age, upon the complete or partial termination of the plan, or upon the complete discontinuance of employer contributions. Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the employer's contribution.

                                    ARTICLE V
                                   VALUATIONS
                                   ----------




5.1      VALUATION OF THE TRUST FUND

         The Administrator will direct the Trustee, on each Anniversary Date, and at such dates deemed necessary by the Administrator, designated as the "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date." In measuring the net worth, the Trustee will value the assets in the Trust Fund at their fair market value as of the "valuation date" and will account for all receivables or liabilities which, at the valuation date, has not yet been paid to or from the Trust.


5.2      METHOD OF VALUATION

         To determine the fair market value of securities held in the Trust Fund, (which are listed on a registered stock exchange) the Administrator will direct the Trustee to value the securities at the prices last traded on the exchange preceding the close of business on the "valuation date." If the securities were not traded on the "valuation date," or if the exchange on which they were traded was not open for business on the "valuation date," then the securities will be valued at the prices last traded prior to the "valuation date." Any unlisted security held in the Trust Fund will be valued at its bid price preceding the close of business on the "valuation date." In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee shall determine the fair market value of said assets by appraising the assets itself, or in its discretion, hire one or more appraisers to value the assets.

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS
                   ------------------------------------------




6.1      DETERMINATION OF BENEFITS UPON RETIREMENT

         A Participant shall be fully Vested in his combined account upon the earlier of his attainment of his Early Retirement Date or his Normal Retirement Date. Any such Participant may terminate his employment with his Employer and retire on or after attaining the earlier of his Normal Retirement Date or his Early Retirement Date. A Participant so retiring shall receive his distribution pursuant to the provisions of, and in accordance with the elections provided by,
Section 6.5 hereof. A Participant need not retire at either his Normal Retirement Date or Early Retirement Date but may continue in employment thereafter. A Participant who so elects to defer his retirement shall continue to participate hereunder as long as he shall be an Eligible Employee hereunder. Any such Participant may retire at any time thereafter, the date of such retirement being known as the "Late Retirement Date." As soon as practicable after the retirement of a Participant on his Retirement Date, the Administrator shall cause the distribution to the Participant or his Beneficiary to be made in accordance with the election of said Participant provided pursuant to Section
6.5 hereof.


6.2      DETERMINATION OF BENEFITS UPON DEATH

     (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to the Participant's Combined Account will become fully Vested. The Administrator will direct (in accordance with the provisions of Sections 6.6 and 6.7) the distribution of the deceased Participant's accounts to the Participant's Beneficiary.

     (b) Upon the death of a Former Participant, the Administrator will direct (in accordance with the provisions of Sections 6.6 and 6.7) the distribution of any remaining amounts credited to the accounts of the deceased Former Participant to the Former Participant's Beneficiary.

     (c) The Administrator may call for proper proof of death and the evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment will be final.

     (d) The Beneficiary of the Pre-Retirement Survivor Annuity will be the Participant's spouse, unless otherwise established in Section 6.6. except that the Participant may designate a Beneficiary other than his spouse if:

             (1) the Participant and his spouse have waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 6.6, and the spouse had waived the right to be the Participant's Beneficiary, or

             (2) a qualified domestic relations order provides that the death benefit (or any portion thereof) is to be paid to a former spouse, or

             (3)  the Participant has no spouse, or

             (4)  the spouse cannot be located.

                  In any of the above events,  the  designation of a Beneficiary will be made on a form approved by the Administrator. A Participant may revoke his designation of a Beneficiary or change his Beneficiary, at any time, by filing written notice of change with the Administrator. However, the Participant's spouse must consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish this right. The Participant may, at any time, designate a Beneficiary for death benefits payable under the Plan that are in excess of the Pre-Retirement Survivor Annuity. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit will be payable to his estate.

     (e) If the Plan provides an insured death benefit and a Participant dies before any insurance coverage to which he is entitled under the Plan is effected, his death benefit from the insurance coverage will be limited to the standard rated premium which was or should have been used for this purpose.

     (f) In the event of any conflict between the terms of this Plan and the terms of any Contract issued, the Plan provisions will control.


6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

         In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of employment, all amounts credited to the Participant's Combined Account will become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, (in accordance with the provisions of Sections 6.5 and 6.7), will direct the distribution to the Participant of all amounts credited to the Participant's Combined Account as if he had then retired.


6.4      DETERMINATION OF BENEFITS UPON TERMINATION

     (a) On or before the Anniversary Date concurrent with or subsequent to the termination of a Participant's employment for any reason other than retirement, death, or Total and Permanent Disability, the Administrator may direct the Trustee to separate the amount of the Vested portion of the Terminated Participant's Combined Account and invest the aggregate amount in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the Vested portion of a Participant's Combined Account is not separated, the amount will remain in a separate account for the Terminated Participant and share in allocations pursuant to
             Section 4.4 until such time as a distribution is made to the Terminated Participant. The amount of the portion of the Participant's Combined Account which is not Vested may be credited to a separate account (which will share in gains and losses) and as the amount becomes a Forfeiture it will be treated in accordance with the provisions of the Plan regarding Forfeitures.

                  Regardless  of whether  distributions  are  permitted,  in the event that the amount of the Vested portion of the Terminated Participant's Combined Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when directed by the Administrator and agreed to by the Terminated Participant, will assign, transfer, and set over to the Terminated

             Participant all Contracts on his life in the form or with endorsements, so that the settlement options and forms of payment are consistent with the provisions of Section 6.5. In the event that the Terminated Participant's Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the
             Participant's election, may borrow the cash value of the Contracts from the Insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant's Combined Account and then assign the Contracts to the Terminated Participant.

                  Distribution of the funds due to a Terminated Participant will be made on the occurrence of an event which would result in the distribution if the Terminated Participant remained employed by the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator will direct the entire Vested portion of the Terminated Participant's Combined Account to be payable to the Terminated Participant provided the conditions, if any, set in the Adoption Agreement have been satisfied. Any distribution under this paragraph will be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations.

                  However,  if the value of a  Terminated  Participant's  Vested benefit  originated  from the Employer  and Employee  contributions does not exceed and has never exceeded $5,000, the Administrator may direct the entire Vested benefit to be paid to the Participant in a single lump-sum without regard to the consent of the Participant or the Participant's spouse. If an employee would have received a distribution under the preceding sentence but for the fact that the employee's vested account balance exceeded $5,000 when the employee terminated service and if at a later time such account balance is reduced such that it is not greater than $5,000, the employee will receive a distribution of such account balance and the nonvested portion will be treated as a forfeiture.

     (b) The Vested portion of any Participant's Account will be a percentage of the Participant's Account determined on the basis of the Participant's number of Years of Service conforming to the vesting schedule designated in the Adoption Agreement.

     (c)     For any Top Heavy Plan Year,  one of the minimum top heavy  vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum top heavy vesting schedule applies to all benefits (within the meaning of Code Section 411(a)(7)) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as top heavy changes for any Plan Year. However, this section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and the Vested percentage of the Employee's Participant's Account will be determined without regard to this section 6.4(c).

                  If the Plan ceases to be a Top Heavy Plan,  in any future Plan
             Year, the Administrator will continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan for each Employee who had an Hour of Service during a Plan Year when the Plan was Top Heavy.

     (d) Regardless of the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant will become 100% Vested and will not be subject to Forfeitures.

     (e) If this is an amended or restated Plan and regardless of the vesting schedule designated in the Adoption Agreement, the Vested percentage of a Participant's Account will not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement. The calculation of a Participant's nonforfeitable percentage of his interest in the Plan will not be reduced as the result of any direct or indirect amendment to this Article, or due to changes in the Plan's Top Heavy status.

     (f)     If  the  Plan's  vesting  schedule  is  amended,  or if the Plan is amended in any way that directly or indirectly affects the valuation of the Participant's nonforfeitable percentage or if the Plan is amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage calculated under the Plan without regard to the amendment or change. However, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least one (1) Hour of Service in a Plan Year beginning after December 31, 1988, five (5) years will be substituted for three (3) years in the previous sentence. If a Participant fails to make the election, then the Participant will be subject to the new vesting schedule. The Participant's election period will begin on the adoption date of the amendment and will end sixty (60) days after the latest of:

             (1) the adoption date of the amendment,

             (2) the effective date of the amendment, or

             (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

     (g)     (1)  If  any  Former  Participant  is  re-employed by  the Employer before a 1-Year Break in Service occurs, he may continue to participate in the Plan in the same manner as if the termination had not occurred.

             (2) If a Former Participant is re-employed by the Employer before five (5) consecutive 1-Year Breaks of Service, and the Former Participant had received a distribution of his entire Vested interest prior to re-employment, his forfeited account will be reinstated only if the participant repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of separation. In the event the Former Participant does reimburse the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or valuation date preceding his termination. If an Employee receives a distribution pursuant to this section and the Employee resumes employment covered under this Plan, the Employee's employer-derived account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full
                  amount   of  the   distribution
                  attributable to Employer contributions before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs five (5) consecutive 1-Year Breaks in Service following the date of the distribution. If a Non-Vested Former Participant was deemed to have received a distribution and the Former Participant is re-employed by the Employer before five (5) consecutive 1-Year Breaks in Service, then the Participant will be deemed to have repaid the distribution as of the date of re-employment.

             (3) If any Former Participant is re-employed after a 1-Year Break in Service has occurred, Years of Service will include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                  (i) Any Former Participant under the Plan who does not have a non-forfeitable right to any interest in the Plan resulting from Employer contributions will lose credits if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

                  (ii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service will not be increased as a result of post-break service;

                  (iii) A Former Participant who is re-employed and who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (i) above, will participate in the Plan as of his date of re-employment;

                  (iv) If a Former Participant completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he will participate in the Plan retroactively from the first date of the Plan Year during which he completes one (1) Year of Service.

     (h) In determining Years of Service for purposes of vesting under the Plan, Years of Service will be excluded as specified in the Adoption Agreement.


6.5      DISTRIBUTION OF BENEFITS

     (a) (1) This subparagraph (a) shall not be applicable if item 2 of Part L of the Adoption Agreement indicates that no annuities will be allowed in accordance with the waiver provided by Section
               401(a)(11)(B) of the Code. Unless otherwise elected below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" will receive the value of all of his benefits in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity is an annuity that commences immediately and will be equal in value to a single life annuity. The Joint and Survivor benefits following the
               Participant's death will continue to the spouse during the spouse's lifetime at a rate equal to fifty percent (50%) of the rate at which the benefits were payable to the Participant. This Joint and Survivor Annuity will be considered the designated qualified Joint and Survivor Annuity and automatic form of payment. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative Joint and Survivor

               Annuity will be equal in value to the automatic Joint and fifty percent (50%) Survivor Annuity. An unmarried Participant will receive the value of his benefits in the form of a life annuity. However, the unmarried Participant may elect in writing to waive the life annuity. The election must comply with the provisions of this section as if it were an election to waive the Joint and Survivor Annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have an annuity provided for in this section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which the Participant could elect to receive retirement benefits.

             (2) Any election to waive the Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse, if the Participant is then married. If the spouse is legally incompetent to give consent, the spouse's legal guardian may give consent (even if the guardian is the Participant). This type of election will designate a Beneficiary that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). This type of election will also state the specific form of alternate benefit payment to be made. The spouse's consent will be irrevocable and must acknowledge the effects of the election and be witnessed by the Plan representative or a notary public, unless the required consent cannot be obtained because the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at least until the annuity starting date, or if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified Joint and Survivor Annuity is provided to the Participant. The number of revocations will not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver will not be binding on a new spouse.

             (3) The election period to waive the Joint and Survivor Annuity will be the ninety (90) day period ending on the "annuity starting date."

             (4) For purposes of this section and Section 6.6, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to the Plan benefits.

             (5) With regard to the election, the Administrator will provide to the Participant no less than thirty (30) days and no more than ninety (90) days before the "annuity starting date" a written explanation of:

                    (i) the terms and conditions of the Joint and Survivor Annuity, and

                    (ii) the  Participant's  right to make an  election to waive the Joint and Survivor Annuity, and

                    (iii)the right of the  Participant's  spouse to  consent  to any election to waive the Joint and Survivor Annuity, and

                    (iv) the right of the  Participant  to revoke the  election, and the effect of the revocation.

     (b)  In the event a  married  Participant  elects  (pursuant  to  paragraph
          (a)(2) above) not to receive his benefits in the form of a Joint and Survivor Annuity, or if the Participant is not married, in the form of a life annuity, or if subparagraph 6.5(a) is not applicable pursuant to its terms, the Administrator shall direct the distribution to a Participant or his Beneficiary any amount which he is entitled under the Plan in one or more of the following methods which are allowed pursuant to the Adoption Agreement but any such direction of the Administrator shall in any event be consistent with Part L, item 2 and 3 of the Adoption Agreement, and of the election or the Participant or his Beneficiary made pursuant thereto:

             (1)  One lump-sum payment in cash or in property;

             (2) Payments over a period certain in monthly, quarterly, semiannually, or annual cash installments. In order to provide the installment payments, the Administrator may direct that the Participant's interest in the Plan be segregated and invested separately, and that the funds in the segregated account be used for the installment payments. The period over which the payment is to be made will not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his named Beneficiary);

             (3) Purchase of an annuity. However, the annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and the named Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and the named Beneficiary).

     (c) The present value of a Participant's Joint and Survivor Annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds, or ever exceeded at the time of any prior distribution, $5,000. Further, the spouse of a Participant must consent in writing to any immediate distribution. If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed $5,000 and has never exceeded $5,000 at the time of any prior distribution, the Administrator may immediately distribute the benefits without the Participant's consent. No distribution may be made under the preceding sentence after the "annuity starting date" unless the Participant and his spousal consent in writing to such a distribution (but spousal consent shall be required only if herein above so provided). Any written consent required under this paragraph must be obtained not more than ninety
          (90) days before commencement of the distribution and will be made in a manner consistent with Section 6.5(a)(2).

     (d) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded at the time of any prior distribution, $5,000 will require the Participant's consent if the distribution commences prior to the later of his Normal Retirement Age or age sixty-two (62). With regard to this required consent:

             (1) No consent will be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

             (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it will be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits will not apply with respect to distributions which are required under Section 6.5(e).

             (3) Notice of the rights specified under this paragraph will be provided no less than thirty (30) days and no more than ninety
                  (90) days before the "annuity starting date".

             (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the "annuity starting date".
             (5) No consent will be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

     (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity Contract, will be made in accordance with the following requirements and will otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation Section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

             (1) A Participant's benefits will be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires; provided, however, that if the Participant is a "five percent (5%) owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, a Participant who becomes a "five percent (5%) owner" during any subsequent Plan Year, clause (ii) will no longer apply and the required beginning date will be the April 1st of the calendar year following the calendar year in which the subsequent Plan Year ends. For Plan Years beginning prior to January 1, 1997, clause (ii) above will not apply. Any Participant who participated in this Plan prior to January 1, 1997 may elect that the minimum distribution rules contained in the Plan (or any predecessor plan) prior to its amendment to conform to the Small Business Job Protection Act of 1996 be applied in lieu of the provisions contained in this paragraph.

             (2) Distributions to a Participant and his Beneficiaries will only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

     (f) For purposes of this section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) will be redetermined annually in accordance with Regulations if so elected in the Adoption Agreement. If the
             Participant or the Participant's spouse may elect whether recalculations will be made, then the election, once made, will be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse will not be subject to recalculation. Life expectancy and Joint and Last Survivor expectancy will be computed using the return multiples in Tables V and VI of Regulations 1.72-9.

     (g) All annuity Contracts under this Plan will be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse will comply with all of the requirements of this Plan.

     (h) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this section will not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

     (i) If a distribution is made at a time when a Participant who has not terminated employment is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in the account:

             (1) a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

             (2) at any relevant time the Participant's Vested portion of the separate account will be equal to an amount ("X") determined by the formula:

                      X Equals P (AB plus (RxD)) - (R x D)

                  For  purposes  of  applying  the  formula:  P  is  the  Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.


6.6      DISTRIBUTION OF BENEFITS UPON DEATH

     (a) Unless otherwise elected as provided below, a Vested Participant who dies before the annuity starting date and who has a surviving spouse will have the Pre-Retirement Survivor Annuity paid to his surviving spouse. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of the benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse will be subject to the rules specified in Section 6.6(h).

     (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and will require the spouse's irrevocable consent in the same manner provided for in Section 6.5(a)(2). Further, the spouse's consent must acknowledge the specific non-spouse Beneficiary. Notwithstanding the foregoing, the non-spouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish the right.

     (c) The election period to waive the Pre-Retirement Survivor Annuity will begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and the waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period will begin on the date of the separation from service.

     (d) With regard to the election, the Administrator will provide each Participant within the applicable period, with respect to the Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

             (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

             (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

             (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant. For this purpose, a fully subsidized qualified Joint and Survivor Annuity is one under which no increase in cost to, or decrease in actual amounts received by, the participant may result from the participant's failure to elect another form of benefit. A qualified pre-retirement survivor annuity is fully subsidized if the amount of the participant's benefit is not reduced because of the qualified pre-retirement survivor annuity coverage and if no charge to the participant under the plan is made for the coverage;

             (4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

             (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after separation.

     (e) The Pre-Retirement Survivor Annuity provided for in this section will apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Former Participants who are not credited with an Hour of Service on or after August 23, 1984 will be provided with rights to the Pre-Retirement Survivor Annuity in accordance with
          Section 303(e)(2) of the Retirement Equity Act of 1984.

     (f) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $5,000 and has never exceeded $5,000 at the time of any prior distribution, the Administrator will direct the immediate distribution of the amount to the Participant's spouse. No distribution may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. If the value exceeds, or has ever exceeded at the time of any prior distribution, $5,000, an immediate distribution of the entire amount may be made to the surviving spouse, provided the surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained no more than ninety (90) days before commencement of the distribution and will be made in a manner consistent with Section 6.5(a)(2).

     (g) (1) In the event there is an election to waive the Pre-Retirement Survivor Annuity, and for death benefits in excess of the Pre-Retirement Survivor Annuity, the death benefits will be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his

          Beneficiary) subject to the rules specified in Section 6.6(h) and the selections made in the Adoption Agreement:

                  (i) One lump-sum payment in cash or in property;

                  (ii) Payments in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary will have the right to reduce the period over which the periodic installments will be made, and the cash amount of the periodic installments will be adjusted accordingly;

                  (iii) If death benefits in excess of the Pre-Retirement Survivor Annuity are to be paid to the surviving spouse,  the  benefits  may be paid  pursuant to (i) or
                         (ii) above, or used to purchase an annuity so as to increase the payments made pursuant to the Pre-Retirement Survivor Annuity.

             (2) In the event the death benefit payable pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct that the death benefit be segregated and invested separately, and that the funds accumulated in the segregated account be used for the payment of the installments.

     (h) Notwithstanding any provisions in the Plan to the contrary, distributions upon death of a Participant made on or after January 1, 1985, will be made in accordance with the following requirements and will otherwise comply with Code Section 401(a)(9) and the Regulations thereunder.

             (1) If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the
                  Participant dies before his entire interest has been distributed to him, the remaining portion of the interest will be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death.

             (2) If a Participant dies before he has begun to receive any distributions of his interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit will be distributed to his Beneficiaries in accordance with the following rules subject to the selections made in the Adoption Agreement and Subsections 6.6(h)(3) and 6.6(i) below:

                  (i) Except as hereinafter provided, the entire death benefit will be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's death occurs;

                  (ii) The five-year distribution requirement of (i) above will not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a named Beneficiary. In that event, the portion will be distributed over the life of the named Beneficiary (or over a period not extending beyond the life expectancy of the named Beneficiary) provided the distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant dies;

                  (iii) However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his named Beneficiary, the provisions of (ii) above will apply
                        except    that   the  requirement   that   distributions
                        commence within one year of the participant's death will not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant dies; or (2) December
                        31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to the spouse begin, then the five-year distribution requirement of this section will apply as if the spouse was the Participant.

             (3) Notwithstanding subparagraph (2) above, if a Participant's death benefits are to be paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant dies; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.

     (i) For purposes of Section 6.6(h)(2), the election by a named Beneficiary to be excepted from the five-Year distribution requirement (if permitted in the Adoption Agreement) must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a named
          Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 701/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a named Beneficiary must be in writing and will be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a named Beneficiary, the five-year distribution requirement will apply.

     (j) For purposes of this section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) will or will not be redetermined annually as provided in the Adoption Agreement and in accordance with Regulations. If the Participant or the Participant's spouse may elect, pursuant to the Adoption Agreement, to have life expectancies recalculated, then the election once made will be irrevocable. If no election is made by the time
          distributions   must  commence,   then  the  life  expectancy  of  the
          Participant and the Participant's spouse will not be subject to recalculations. Life expectancy and joint and last survivor expectancy will be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.

     (k) In the event that less than 100% of a Participant's interest in the Plan is distributed to the Participant's spouse, the portion of the distribution attributable to the Participant's Voluntary Contribution Account will be in the same proportion that the Participant's Voluntary Contribution Account bears to the Participant's total interest in the Plan.

     (l) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this section will not apply if a Participant has prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code
          Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7      TIME OF SEGREGATION OR DISTRIBUTION

         Except as otherwise specifically provided herein, whenever a distribution is to be made, or a series of payments are to commence, on or as of an Anniversary Date, the distribution or series of payments may be made or begun on the date or as soon thereafter as is practicable, but in no event later than one-hundred and eight (180) days after the Anniversary Date coincident with or following the Participant's death, retirement, disability or termination of employment. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits will begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement age specified herein; (b) the tenth
(10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

         Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution pursuant to
Section 6.5(d), will be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this section.


6.8      DISTRIBUTION FOR MINOR BENEFICIARY

         In the event a distribution is to be made to a minor, then the Administrator may direct that the distribution be paid to the legal guardian, or if none, to a parent of the Beneficiary or to the custodian for the Beneficiary under the Uniform Gift to Minors Act, if it is permitted by the laws of the state in which said Beneficiary resides. The payment to the legal guardian, custodian or parent of a minor Beneficiary will fully discharge the Trustee, Employer, and Plan from further liability on account thereof.


6.9       LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

         In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder will, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of the Participant or his Beneficiary, the amount so distributable will be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit begin reallocated, the benefit will be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary.


6.10     PRE-RETIREMENT DISTRIBUTION

         If elected in the Adoption Agreement, at such time as a Participant will have attained the age specified in the Adoption Agreement, the Administrator, at the election of the Participant, will direct the Trustee to distribute up to the entire amount then credited to the accounts maintained on behalf of the Participant. However, no distribution may be made to any Participant unless his Participant's Account has become fully Vested. In the event that the Administrator makes a distribution, the Participant will continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this section will be made in a manner consistent with Section 6.5, including but not limited to, all notice and consent requirements required by Code Sections 411(a)(11) and 417 and the Regulations thereunder.

         Notwithstanding the above, pre-retirement distributions from a Participant's Elective Account and Qualified Non-Elective Account will not be permitted prior to the Participants attaining 591/2 except in the case of a hardship distribution or because of Total and Permanent Disability.


6.11     ADVANCE DISTRIBUTION FOR HARDSHIP WITHDRAWAL

         Distribution of Elective Deferrals (and any earnings credited to a participant's Elective Deferral account as of the later of December 31, 1988 and the end of the last Plan Year ending before July 1, 1989) may be made to a participant in the event of hardship. For the purposes of this section, hardship is defined as an immediate and heavy financial need of the employee where such employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in ss.401(a)(11) and 417 of the Code.

     (a) If so elected at N5 of the Adoption Agreement, the Administrator, at the election of the Participant, will direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of (1) one-hundred percent (100%) of that portion of his Participant's Account on which he is then vested or (2) the amount necessary to meet the immediate and heavy financial need of the Participant. Any such immediate and heavy financial need shall be documented by the participant to the Administrator who shall, as an exercise of discretionary authority, determine whether the amount requested by the Participant, or any lesser amount, is in fact necessary to meet such immediate and heavy financial need of the Participant. Notwithstanding the penultimate sentence of this paragraph however, the Participant's certification to the Administrator shall be deemed sufficient to establish the immediate and heavy financial need of the Participant if he had then participated in this Plan for five (5) or more years, or, in any event, with respect to contribution made by the employer to the Participant's Account more than twenty-four (24) month prior to the date of such request.

     (b) If so elected at N5 of the Adoption Agreement, the Administrator, at the election of the Participant, will direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of (1)
          one-hundred percent (100%) of that portion of the Participant's Combined Account in which he is then vested other than the value of his Participant's Account, as valued as of the last Anniversary Date or other valuation date or (2) the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this section will be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the account from which the distribution is made will be reduced accordingly. Withdrawal under this section will be authorized only if the distribution is on account of one of the following or any other items permitted by the Internal Revenue Service:

             (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

             (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

             (3) Payment of funeral expenses for a member of the Participant's family;

             (4) Payment of tuition for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

             (5) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

             (6) Any other financial need specifically listed by the Secretary of the Treasury in Regulations or other official guidance that allows the Plan to make hardship distributions.

     (c) No distribution will be made pursuant to Subsection (b) or this section unless the Administrator, based upon the Participant's representation and other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

             (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

             (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

             (3) The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

             (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for the next taxable year less the amount of the Participant's elective deferrals for the taxable year of the hardship distribution.

     (d) Notwithstanding subsections (b) and (c) of this section, distributions from the Participant's Elective Account and Qualified Non-Elective Account pursuant to this section will be limited solely to the Participant's Deferred Compensation and any income attributable thereto credited to the Participant's Elective account as of December 31, 1988.

     (e) Any distribution made pursuant to this section will be made in a manner which is consistent with and satisfied the provisions of
             Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.


6.12     LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

         All rights and benefits, including elections, provided to a Participant in this Plan will be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" will be permitted if the distribution is authorized by "qualified domestic relations order, " even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" will have the meaning set forth under Code Section 414(p).

6.13     SPECIAL RULE FOR NON-ANNUITY PLANS

         If elected in the Adoption Agreement, the following will apply to a Participant in a Profit Sharing Plan and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan):

     (a) The Participant will be prohibited from electing benefits in the form of a life annuity;

     (b) Upon the death of the Participant, the Participant's entire Vested account balances will be paid to his surviving spouse, or, if there is no surviving spouse or the surviving spouse has already consented to waive his benefit, in accordance with Section 6.6, to his named Beneficiary; and

     (c) Except to the extent otherwise provided in this section and Section 6.5(h), the other provisions of Sections 6.2, 6.5 and 6.6 regarding spousal consent and the forms of distributions will be inoperative with respect to this Plan.

         This section will not apply to any Participant if it is determined that this Plan is a direct or indirect transferee of a defined benefit plan or money purchase plan, or a target benefit plan, stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

         If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, the distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

             (1) the plan administrator clearly informs the participant that the participant has a right to a period of at least thirty
                  (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

             (2) the participant, after receiving the notice, affirmatively elects a distribution.

                                   ARTICLE VII
                                     TRUSTEE
                                     -------




7.1      BASIC RESPONSIBILITIES OF THE TRUSTEE

         The Trustee will have the following categories of responsibilities:

     (a) Consistent with the "funding policy and method" determined by the Employer to invest, and manage the Plan assets (by an Investment Manager if the Employer appoints one) as to all or a portion of the assets of the Plan;

     (b) At the direction of the Administrator, to pay benefits necessary under the Plan to be paid to Participants or to their Beneficiaries, in the event of death;

     (c) To preserve records of receipts and disbursements and furnish to the Employer and the Administrator for each Plan Year a written annual report per Section 7.7; and

     (d) If more than one Trustee, they will act by a majority, but may authorize one or more to sign papers on their behalf.


7.2      INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

     (a) The Trustee will invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in the securities or property, real or personal, as the Trustee will deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of debt or ownership, and real estate or any interest therein. The Trustee will at all times in making investments of the Trust Fund consider the short-term and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making investments decisions, the Trustee will not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee will give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as a qualified Plan and Trust.

     (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of the bank or trust company will consist of clerical, custodial and record keeping services.

     (c) The Trustee may periodically transfer to a collective, common, or pooled trust fund maintained by any corporate trustee pursuant to Revenue Ruling 81-100, all or part of the Trust Fund as the Trustee may deem advisable, and part or all of the Trust Fund then transferred will be subject to all the terms and provisions of the collective, common, or pooled trust fund which provides for the commingling for investment purposes of the trust assets with other trust assets. The Trustee may withdraw from the collective, common, or pooled trust fund all or part of the Trust Fund as the Trustee may deem advisable.

     (d) The Trustee, at the direction of the Administrator and pursuant to instructions from the individual designated in the Adoption Agreement for the purpose and subject to the conditions in the Adoption Agreement, will apply for, own, and pay all premiums on Contracts on the lives of the Participants. Any initial or additional Contract purchased on behalf of a Participant will have a face amount of not less than $1,000, the amount set in the Adoption Agreement, or the limitation of the Insurer, whichever is greater. If a life insurance Contract is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than fifty percent (50%) of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. For purposed of this limitation, ordinary life insurance Contracts are Contracts with both non-decreasing death benefits and non-increasing premiums. If term insurance or universal life insurance is purchased with the contributions, the aggregate premium must be twenty-five percent (25%) or less of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. If both term insurance and ordinary life insurance are purchased with the contributions, the amount expended for term insurance plus one-half (1/2) of the premium for ordinary life insurance may not exceed twenty-five percent (25%) of the aggregate Employer contributions and Forfeitures allocated to a Participant's Combined Account. The Trustee must distribute the Contracts to the Participant or convert the entire value of the Contracts on or before retirement into cash or provide for a periodic income so that no portion of the value may be used to continue life insurance protection beyond retirement. Regardless, the limitations imposed with respect to the purchase of life insurance will not apply, to the portion of a Participant's Account that has accumulated for at least two (2) Plan Years.

                  Furthermore,  amounts  credited to a  Participant's  Qualified
             Voluntary Employee Contribution Account pursuant to Section 4.14, will not be applied to the purchase of life insurance contracts.

     (e) The Trustee will be the owner of any life insurance Contract purchased under the terms of this Plan. The Contract must provide that the proceeds will be payable to the Trustee; however, the Trustee will be required to pay over all proceeds of the Contract to the Participant's designated Beneficiary in accordance with the distribution provisions of Article VI. A Participant's spouse will be the designated Beneficiary pursuant to Section 6.2, unless a qualified election has been made in accordance with Sections 6.5 and 6.6 of the Plan. Under no circumstances will the Trust retain any part of the proceeds. However, the Trustee will not pay the proceeds in a method that would violate the requirements of the Retirement Equity Act, as stated in Article VI of the Plan, or Code
             Section 401(a)(9) and Regulations.


7.3      OTHER POWERS OF THE TRUSTEE

         The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, will have the following powers and authorities to be exercised in the Trustee's sole discretion:

     (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, cash accounts may be opened and maintained, but margin accounts shall not be maintained, nor shall short positions be held, but all positions shall be held long on the account;

     (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee will be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any sale or other disposition, with or without advertisement;

     (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection there with; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

     (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee will at all times show that all the investments are part of the Trust Fund;

     (e) To borrow or raise money for the purposes of the Plan in the amount, and upon the terms and conditions, as the Trustee will deem advisable; and for any sum borrowed, to issue a promissory note as Trustee, and to secure the repayment by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

     (f) To keep the portion of the Trust Fund in cash or cash balances as the Trustee may, periodically, deem to be in the best interests of the Plan, without liability for interest;

     (g) To accept and retain for the time as the Trustee may deem advisable any securities or other property received or acquired as Trustee, whether or not the securities or other property would normally be purchased as investments;

     (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted;

     (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

     (j) To employ suitable agents and counsel and to pay their compensation and expenses, who may or may not be agent or counsel for the Employer;

     (k) To apply for and procure from any Insurer as an investment of the Trust Fund an annuity, or other contracts (on the life of any Participant) as the Administrator will deem proper; to periodically exercise whatever rights and privileges may be granted under the annuity, or other contract; to collect, receive, and settle for the proceeds of all such annuity or other contract, as and when entitled to do so under the provisions;

     (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

     (m) To invest in Treasury Bills and other forms of United States government obligation;

     (n) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

     (o)  To  deposit   moneys  in  federally   insured   savings   accounts  or
          certificates of deposit in banks or savings and loan associations;

     (p) To periodically pool all or any of the Trust Fund with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle the assets and make joint or common investments and carry joint accounts on behalf of the Plan and the other trust or trusts, allocating undivided shares or interests in the investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

     (q) To do all acts and exercise all rights and privileges, although not specifically mentioned, as the Trustee may deem necessary to carry out the objectives of the Plan;

     (r) As for the Directed Investment Account, the powers granted to the Trustee will be exercised in the sole fiduciary discretion of the Trustee. However, if elected in the Adoption Agreement, each Participant may direct the Trustee to separate and keep separate all or a portion of his interest in the Plan; and further each Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Trustee in such form as the Trustee may require concerning the investment of the Participant's Directed Investment Account, (which must be followed by the Trustee subject to restrictions on payment of life insurance premiums), but any such investments may be made only from those allowed by the Employer who shall direct the Trustee as to the investments that may be permitted under the Plan from time to time. Neither the Trustee nor any other persons including the Administrator will be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee will comply with all valid directions given by the Participant. Any direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in the such form as the Trustee may require. The Trustee may refuse to comply with any directions from the Participant in the event the Trustee, in its sole and absolute discretion, deems the directions improper by virtue of applicable law or inconsistent with the antepenultimate sentence of the paragraph, and in the event, the Trustee will not be responsible or liable for any loss or expense which may result. Any costs and expenses related particularly to a Participant's account will be debited to that account.

                  Nevertheless, the Trustee will not, at any time invest any portion of a Directed Investment Account in "collectibles" within the meaning of that term as employed in Code Section 408(m).

7.4      LOANS TO PARTICIPANTS

     (a) If specified in the Adoption Agreement, the Trustee (or, if loans are treated as Directed Investment pursuant to the Adoption Agreement, the Administrator) may, in the Trustee's (or, if applicable, the Administrator's) sole discretion, make loans to Participants or Beneficiaries under the following circumstances:
             (1) loans will be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans will bear a reasonable rate of interest; (4) loans will be adequately secured; and (5) will provide for periodic repayment over a reasonable period of time.

     (b) Loans will not be made to any Shareholder-Employee or Owner-Employee unless an exemption for the loan is obtained pursuant to Act Section 408 and further provided that the loan would not be subject to tax pursuant to Code Section 4975.

     (c)     Loans will not be granted to any  Participant  that  provide  for a
             repayment  period  extending   beyond  the   Participant's   Normal
             Retirement Date.

     (d) Loans made pursuant to this section (when added to the outstanding balance of all other loans made by the Plan to the Participant) will be limited to the lesser of:

             (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one (1) year period ending on the date before the date on which the loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which the loan was made, or

             (2) the greater of (A) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Employee under the Plan, or (B), if permitted pursuant to the Adoption Agreement, $10,000.

                  For purposes of this limit,  all plans of the Employer will be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above will be unreduced.

     (e) No Participant loan will take into account the present value of the Participant's Qualified Voluntary Employee Contribution Account.

     (f) Loans will provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) year. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant will provide for repayment over a reasonable period of time that may exceed five (5) years. Nevertheless, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit
             which,  within   a   reasonable  period  of  time  is  to  be  used
             (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(c)(4)) may provide for repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.

     (g) Under this section, an assignment or pledge, that complies with Code Section 401(a)(13), of any portion of a Participant's interest in the Plan, including a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, will be treated as a loan.

     (h) Any loan made pursuant to this section after August 18, 1985 where the Vested interest of the Participant is used to secure the loan will require the written consent of the Participant's spouse in a manner consistent with Section 6.5(a) provided the spousal consent requirements of the Section apply to the Plan. The written consent must be obtained within the ninety (90) day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant will be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity. However, no spousal consent will be required if the total accrued benefit is not in excess of $5,000.

     (i) With regard to any loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988, a Participant loan program will be established which must include, but need not be limited to, the following:

             (1)  the  identity  of  the  person  or  positions   authorized  to
                  administer the Participant loan program;

             (2)  a procedure for applying for loans;

             (3)  the basis on which loans will be denied or approved;

             (4) limitations, if any, on the types and amounts of loans offered, including what constitutes a hardship or financial hardship if elected in the Adoption Agreement;

             (5) the procedure under the program for determining a reasonable rate of interest;

             (6)  the types of collateral  which may secure a Participant  loan;
                  and

             (7) the events constituting default and the steps that will be taken to maintain plan assets.

                  The  Participant  loan program will be contained in a separate written document which, when properly executed, is incorporated by reference and made a part of this Plan. Furthermore, the Participant loan program may be modified or amended in revising this section of the Plan.

(j) No loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318 (a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

(k) Loan repayments will be suspended under this plan as permitted under ss.414(u)(4) of the Internal Revenue Code.

7.5      DUTIES OF THE TRUSTEE REGARDING PAYMENTS

         At the direction of the Administrator, the Trustee will, periodically, in keeping with the terms of the Plan, make payments out of the Trust Fund. The Trustee will not be responsible in any way for the application of the payments.


7.6      TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

         The Trustee may be paid the reasonable compensation set in the Trustee's fee schedule (if the Trustee has a schedule) or as agreed upon in writing by the Employer and Trustee. An individual serving as Trustee who already receives full-time pay from the Employer will not receive compensation from the Plan. In addition, the Trustee will be reimbursed for any reasonable expenses, including reasonable counsel fees. The compensation and expenses will be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds that may be levied or assessed under existing or future laws, the Trust Fund or the income, will be paid from the Trust Fund.


7.7      ANNUAL REPORT OF THE TRUSTEE

         Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee, or its agent, will furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which the contribution was made setting forth:

     (a)  the net income, or loss, of the Trust Fund;

     (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

     (c)  the increase, or decrease, in the value of the Trust Fund;

     (d)  all payments and distributions made from the Trust Fund; and

     (e) such further information as the Trustee, Employer or Administrator deems appropriate. The Employer, upon receipt of each statement of account, will acknowledge receipt in writing and advise the Trustee and Administrator of its approval or disapproval. Failure by the Employer to disapprove any statement of account within thirty (30) days after receipt will be considered approval. The approval by the Employer of any statement of account will be binding as to all matters embraced as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing contained will deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.


7.8      AUDIT

     (a) If an audit of the Plan's records will be required by the Act and the Regulations for any Plan Year, the Administrator will direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. The accountant will, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists, that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

     (b) All auditing and accounting fees will be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

     (c) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it will transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one-hundred twenty (120) days after the end of the Plan Year or another date as prescribed under regulations of the Secretary of Labor.


7.9      RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

     (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.

     (b) The Employer may remove the Trustee by mailing by registered or certified mail a written notice of his removal, addressed to the Trustee at his last known address, at least thirty (30) days before its effective date.

     (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and upon accepting the appointment in writing and delivering to the Employer, will, without further action, become vested with all the estate, rights, powers, discretion, and duties of the predecessor as if he were originally named as a Trustee. Until a successor is appointed, the remaining Trustee or Trustees will have full authority to act under the terms of the Plan.

     (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts the designation, the successor will, without further action, become vested with all the estate, rights, powers, discretions, and duties of his predecessor as if he were originally named as Trustee immediately upon the death, resignation, incapacity, or removal of the predecessor.

     (e) Whenever any Trustee ceases to serve as trustee, he will furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement will be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.7 or (ii) set forth in a special statement. Any special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures in Section 7.7 for the approval by the Employer of annual statements of account will apply to any special statement of account rendered and approval by the Employer of any special statement in the manner provided in Section 7.7 will have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee will have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.


7.10     TRANSFER OF INTEREST

         Regardless of any other provision contained in this Plan, the Trustee at the direction of the Administrator will transfer the Vested interest, if any, of the Participant in his account to another trust forming part of a pension, profit sharing, or stock bonus plan maintained by the Participant's new employer and represented by said employer in writing as meeting the requirements of Code
Section 401(a).


7.11     TRUSTEE INDEMNIFICATION

         Unless the Trustee shall charge a fee for acting as Trustee hereunder, the Employer agrees to indemnify and save harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's powers and duties, unless the same are determined to be due to gross negligence or willful misconduct.


7.12     EMPLOYER SECURITIES AND REAL PROPERTY

         The Trustee will be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in the Act.


7.13     LIMITATIONS ON TRUSTEE ACTION

         Notwithstanding anything contained herein to the contrary, the Trustee and all other fiduciaries shall discharge their duties hereunder solely in the interest of the Participants and their Beneficiaries with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

                                  ARTICLE VIII
                       AMENDMENT, TERMINATION AND MERGERS
                       ----------------------------------



8.1      AMENDMENT

     (a) The Employer will have the right at any time to amend this Plan subject to the limitations of this section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any amendment will become effective as provided therein upon its execution. The Trustee will not be required to execute any amendment unless the amendment affects the duties of the Trustee hereunder.

     (b) The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when the language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will no longer participate in this Prototype Plan and will be considered to have an individually designed plan.

     (c) The Employer expressly delegates authority to the sponsoring organization of this Plan, the right to amend this Plan by submitting a copy of the amendment to each Employer who has adopted this Plan after first having received a ruling or favorable determination from the Internal Revenue Service that the Plan as amended qualifies under Code Section 401(a) and the Act.

     (d) No amendment to the Plan will be effective if it authorizes or permits any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the
             Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

     (e) Except as permitted by Regulations (including Regulation 1.411(d)-4), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) will be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on the benefits unless the protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

8.2      TERMINATION

     (a) The Employer will have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of termination. Upon any full or partial termination all amounts credited to the Participants' Combined Accounts will become one-hundred percent (100%) Vested and will not be subject to forfeiture, and all unallocated amounts will be allocated to the accounts of all Participants in accordance with the provisions of the Plan.

     (b) Upon full termination of the Plan, the Employer will direct the distribution of the assets to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant will be made in cash (or in property if permitted in the Adoption Agreement) or through the purchase of irrevocable nontransferable deferred commitments from an Insurer. Except as permitted by Regulations, the termination of the Plan will not result in the reduction of "Section 411(d)(6) protected benefits" as described in Section 8.1.


8.3      MERGER OR CONSOLIDATION

         This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan only if the benefits would be received by a Participant of the Plan, in the event of a termination of the plan immediately after this type of transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation and such merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 8.1(e).

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------




9.1      EMPLOYER ADOPTIONS

     (a) Any organization may become the Employer by executing the Adoption Agreement in a form satisfactory to the Trustee, and will provide additional information to the Trustee as required by him. The consent of the Trustee to act will be signified by its execution of the Adoption Agreement.

     (b) Except as otherwise stated in this Plan, the affiliation of the Employer and the participation of its Participants will be separate and apart from that of any other employer and its participants.


9.2      PARTICIPANT'S RIGHTS

         This Plan will not constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan will be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect the discharge will have upon the Employee's participation in this Plan.


9.3      ALIENATION

     (a) Subject to the exceptions below, no benefit payable to any person (including a Participant or Beneficiary) shall in any manner be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be void; and no benefit will in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person, nor will it be subject to attachment or legal process for or against a person, and the same will not be recognized except to the extent of the law.

     (b) This provision will not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed will equal the indebtedness to be paid to the Plan, to apply against or discharge the indebtedness. Prior to making a payment, the Participant or Beneficiary shall be given written notice by the Administrator that the indebtedness is to be paid in whole or part from the Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Combined Account, he will be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

     (c) This provision will also not apply with respect to a "qualified domestic relations order" defined in Code Section 414(p) or any domestic relations order entered before January 1, 1985. The Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under the qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant will be treated as the spouse or surviving spouse for all purposes under the Plan.


9.4      CONSTRUCTION OF PLAN

         This Plan and Trust will be construed and enforced according to the Act and the laws of the State or Commonwealth in which the Employer's principal office is located, to the extent not pre-empted by the Act.


9.5      GENDER AND NUMBER

         Whenever any words are used in the masculine, feminine or neuter gender, they will be construed as though they were also used in all genders. Furthermore, any words used in the singular form will be construed as though they were also used in the plural form and vice versa.


9.6      LEGAL ACTION

         In the event any claim, suit, or proceeding is brought regarding the Trust and/or the Plan. The Trustee or Administrator is named as a party defendant or respondent thereto and the claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they will be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses incurred.


9.7      PROHIBITION AGAINST DIVERSION OF FUNDS

     (a) Except as provided below and otherwise specifically permitted by law, it is prohibited by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus of income of any Trust Fund maintained pursuant to the Plan or any funds contributed to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

     (b) In the event the Employer makes a contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of the contribution at any time within one (1) year following the time of payment and the Trustees will return the amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses must reduce the amount returned.


9.8      BONDING

         The purpose of the bond is to provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety will be a corporate surety company (as used in Act Section 412(a)(2)), and the bond will be in a form approved by the Secretary of Labor. Furthermore, the cost of the bonds will be an expense which may, at the election of the Employer, be paid from the Trust Fund or by the Employer. Every Fiduciary, (except an insurance company), will be bonded in an amount not less than ten percent (10%) of the amount of the funds the Fiduciary handles; provided, that the minimum bond will be $1,000 and the maximum bond, $500,000. The amount of funds handled will be determined at the beginning of each Plan Year by the amount of funds handled by the person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the current year.


9.9      INSURER'S PROTECTIVE CLAUSE

         The Insurer who will issue Contracts will not have any responsibility for the validity of the Plan or for the tax or legal aspects. The Insurer will be protected and held harmless in acting in accordance with any written direction of the Trustee, and will have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of the Plan, the Insurer will not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract issued under the rules of the Insurer.


9.10     RECEIPT AND RELEASE FOR PAYMENTS

         Any payment to a Participant or Beneficiary, or to any guardian or committee appointed for the Participant or Beneficiary in accordance with the provisions of this Plan, will be in full satisfaction of all claims against the Trustee and the Employer.


9.11     ACTION BY THE EMPLOYER

         Whenever the Employer of the Plan is permitted or required to perform any act it will be performed by a person duly authorized by legally constituted authority.


9.12     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

         The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee, and (4) any appointed Investment Manager. The named Fiduciaries will have only those specific powers, duties, responsibilities, and obligations as specifically given them under the Plan. In general, the Employer will have the sole responsibility for making the contributions provided for under Section 4.1; and will have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend the elective provisions of the Adoption Agreement or terminate (in whole or in part), the Plan. The Administrator will have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee will have the sole responsibility of management of the assets held under the Trust, except those assets, the management which has been assigned to an Investment Manager, who will be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken will be in accordance with the provisions of the Plan, authorizing or providing for the direction, information or action. Furthermore, each named Fiduciary may rely upon any direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any direction, information or action. It is intended under the Plan that each named Fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the

Plan. No named Fiduciary will guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.


9.13     HEADINGS

         The headings and subheadings of this Plan have been inserted for the sole purpose of convenience and should be ignored in any construction thereof.


9.14     APPROVAL BY INTERNAL REVENUE SERVICE

     (a) Notwithstanding anything herein to the contrary, if, pursuant to an application filed on or before an adopting employer's federal tax filing for the year in which the Plan was adopted, by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and the determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it will be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, will be returned within one (1) year and the Plan will terminate, and the Trustee will be discharged from all further obligations. If the disqualification relates to an amended plan, the Plan will operate as if it had not be amended and restated.

     (b) All contributions are conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any deduction is disallowed, the Employer may within one (1) year following the disallowance of the deduction, demand repayment of the disallowed contribution and the Trustee will return the contributions within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer, but any losses attributable must reduce to the amount returned.

     (c) If an Employer's Plan fails to attain or retain qualification, then the Plan will no longer participate in this Prototype Plan and will be considered an individually designed plan.


9.15     UNIFORMITY

         All provisions of this Plan will be interpreted and applied in a uniform, nondiscriminatory manner.


9.16     SPECIAL PROVISIONS FOR TAFT-HARTLEY PLAN

         Notwithstanding anything to the contrary herein contained, if this Plan shall be adopted by a Joint Board of Trustees pursuant to Section 302(c) of the Labor Management Relations Act of 1947. (29 USC ss.186(c), the Taft-Hartley
Act), the sponsor of the Plan shall be the Joint Board of Trustees so adopting the Plan and not the Employer and, in that event, only those persons employed by the Employer who are members of the bargaining unit covered by a collective bargaining agreement between the Employer and the relevant Union shall be deemed Employees hereunder. If more than one Employer shall be subject to such collective bargaining agreement, this Plan shall be deemed a multi-employer plan within the meaning of Act Section 3(37) [29 USC ss.1002(37)] solely with respect to the adoption of this Plan by that Joint Board of Trustees.

                                    ARTICLE X
                             PARTICIPATING EMPLOYERS
                             -----------------------



10.1     ELECTION TO BECOME A PARTICIPATING EMPLOYER

         With the consent of the Employer and Trustee, any Affiliated Employer may adopt this Plan and all of the provisions, and participate as a Participating Employer, by properly executing the Adoption Agreement as therein provided.


10.2     REQUIREMENTS OF PARTICIPATING EMPLOYERS

     (a) Each Participating Employer will be required to select the same Adoption Agreement provisions as those selected by the Employer.

     (b) Each Participating Employer will be required to use the same Trustee as provided in this Plan.

     (c)     The Trustee may, but is not required to, commingle, hold and invest
             as  one  Trust  Fund  all   contributions   made  by  Participating
             Employers, as well as all additions.

     (d) The transfer of any Participant from or to an Employer participating in this Plan, whether he has been an Employee of the Employer or a Participating Employer, will not affect the Participant's rights under the Plan. All amounts credited to the Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, will continue to his credit.

     (e) Any expenses of the Plan which are paid by the Employer or borne by the Trust Fund will be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by the Employer bears to the total standing to the credit of all Participants, or as otherwise agreed between the Employer and the Participating Employers hereto.


10.3     DESIGNATION OF AGENT

         Each Participating Employer will be deemed to be a part of this Plan; provided, that for all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer will be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates to the contrary, the word "Employer" will include each Participating Employer as related to the adoption of the Plan.

10.4     EMPLOYEE TRANSFERS

         It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any transfer, the Employee involved will carry his accumulated service and eligibility. No transfer will effect a termination of employment, and the Participant Employer will become obligated to the Employee in the same manner as was the Participating Employer from whom the Employee was transferred.


10.5     PARTICIPATING EMPLOYER'S CONTRIBUTION AND FORFEITURES

         Any contribution or Forfeiture subject to allocation during each Plan Year will be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan.


10.6     AMENDMENT

         Amendment of this Plan by the Employer at any time when there will be a Participating Employer will only be by the written action of each and every Participating Employer and with the consent of the Trustee where consent is necessary in accordance with the terms of this Plan.


10.7     DISCONTINUANCE OF PARTICIPATION

         Any Participating Employer will be allowed to discontinue or revoke participation in the Plan at any time. At the time of any discontinuance or revocation, satisfactory evidence of any applicable conditions imposed will be delivered to the Trustee. The Trustee will then transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of the Participating Employer to the new Trustee, in the event that it has established a separate pension plan for its Employees provided, that no transfer will be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(e). If no successor is designated, the Trustee will retain the assets for the Employees of said Participating Employer pursuant to the provisions of this Article VII. At no time will the corpus or income of the Trust Fund be used for or diverted for purposes other than for the exclusive benefit of the Employees.


10.8     ADMINISTRATOR'S AUTHORITY

         The  Administrator  will have  authority to make any and all  necessary
rules  or  regulations,   binding  upon  all  Participating  Employers  and  all
Participants, to effectuate the purpose of this Article.

10.9     PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

         If any Participating Employer is prevented from making a contribution which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because the earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code
Section 404(a)(3)(B), so much of the contribution which the Participating Employer was prevented from making may be made, for the benefit of the participating employers of the Participating Employer, by other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to their current or accumulated earnings or profits, except that the contributions by each other Participating Employer will be limited to the proportion of the total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

         A Participating Employer on behalf of whose employees a contribution is made under this paragraph will not be required to reimburse the contributing Participating Employers.